UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to Section 240.14a-12

XPERI HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Notice of Annual Meeting

of Stockholders

Friday, April 29, 2022

7:30 a.m., Local Time

Cambria Hotel

26400 Rondell Street

Calabasas, CA 91302

The 2022 Annual Meeting of the Stockholders (“Annual Meeting”) of Xperi Holding Corporation (the “Company”) will be held on Friday, April 29, 2022 at 7:30 a.m. local time, at Cambria Hotel, 26400 Rondell Street, Calabasas, CA 91302, for the following purposes.

1.	To elect eight (8) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;
2.	To approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for issuance by an additional 8,800,000 shares of common stock;
3.	To approve an amendment to the Company’s 2020 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by an additional 6,000,000 shares of common stock;
4.	To hold an advisory vote to approve the compensation of our named executive officers as described in the proxy statement;
5.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 2, 2022 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials and lowers the costs of printing and distributing our annual meeting materials. On or about March 16, 2022, a Notice of Internet Availability of Proxy Materials was mailed to our stockholders containing instructions on how to access our 2022 Proxy Statement and 2021 Annual Report on Form 10-K, and how to vote online. The Notice also included instructions on how you can receive a copy of your annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card by mail, via e-mail or by downloading them online. If you choose to receive your annual meeting materials by mail, the notice of annual meeting, proxy statement from the Board of Directors, proxy card and annual report will be enclosed. If you choose to receive your annual meeting materials via e-mail, the e-mail will contain voting instructions and links to the annual report and the proxy statement on the Internet, both of which are available at http://www.proxyvote.com and on our website at http://investor.xperi.com/. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the annual meeting materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone or by mail.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

Xperi Holding Corporation

/s/ Paul E. Davis

PAUL E. DAVIS

Secretary

San Jose, California

March 16, 2022

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Xperi Holding Corporation

3025 Orchard Parkway

San Jose, CA 95134

PROXY STATEMENT FOR THE ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2022

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Xperi Holding Corporation (together with its subsidiaries, herein referred to as the “Company” or “Xperi”), a Delaware corporation, to be held at 7:30 a.m. Pacific Time on Friday, April 29, 2022 and at any adjournments or postponements thereof for the following purposes:

•	To elect eight (8) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;
•	To approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for issuance by an additional 8,800,000 shares of common stock;
•	To approve an amendment to the Company’s 2020 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by an additional 6,000,000 shares of common stock;
•	To hold an advisory vote to approve the compensation of our named executive officers as described in the proxy statement;
•	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We made this proxy statement and accompanying form of proxy available to stockholders beginning on March 16, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on

April 29, 2022:

This proxy statement, form of proxy and the Company’s 2021 Annual Report on Form 10-K are available electronically at http://www.proxyvote.com and on our website at http://investor.xperi.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

References to “Xperi,” “we,” “us” and “our” refer to Xperi Holding Corporation and its consolidated subsidiaries. References to “GAAP” refer to generally accepted accounting principles in the United States of America. References

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to “TiVo” refer to “TiVo Corporation” unless the context otherwise indicates. References to “RSUs” refer to time-based vesting restricted stock units. References to “Performance-based PSUs” refer to company-designated performance-based vesting restricted stock units.

Business Highlights

We accomplished a lot since we closed the merger in mid-2020 amidst, what turned out to be, just the early innings of a global pandemic. In 2021, our employees continued to navigate the shifting pandemic challenges to position our company for success. Importantly, this has included creating two scale businesses poised to stand alone and deliver strong returns for our shareholders.

Despite operating in a global pandemic, 2021 revenue was in the middle of our expectations for the year, and spending was significantly below the mid-point of guidance ranges due to lower-than-planned numbers for litigation, delayed spending within the IP business for personnel and outside services, and reduced spending in areas such as travel and product costs, resulting in significantly better than expected operating income. We generated $234.8 million in operating cash flow, paid down $84.1 million of the debt issued in connection with the merger, and returned more than $100 million to stockholders through dividends and share repurchases.

In our IP licensing business, we continued to bolster its foundation, successfully completing license agreements with leading entertainment companies throughout the world, resulting in another step up in our average, annual baseline revenue to $375 million.

•	In OTT, we signed several leading entertainment companies including Google and Fox.
•

On the semiconductor side, we continued to make progress towards re-establishing our semiconductor IP business as the industry moves to adopt hybrid bonding, signing licenses with YMTC in 2021 and Micron in early 2022.

In our product business, while the pandemic and the associated supply chain disruptions continued to present some unique challenges, we have diligently pursued restructuring the business aligned with our strategic roadmap and positioned the business for profitable growth as it emerges as an independent company.

•	We expanded our IPTV solutions through the acquisition of MobiTV and expect to see our Pay-TV revenue level off from historic declines.
•

We continued to make progress with our IMAX Enhanced program and jointly announced a new partnership with The Walt Disney Company and IMAX.  Marvel fans are now able to enjoy their favorite titles at home with IMAX Enhanced on Disney+.

•	We successfully launched DTS AutoStage in several Mercedes models, and DTS AutoSense in several BMW models.
•	We are on track to deliver a unique streaming service offering with our TiVo Stream OS on TVs within the next two years, which will accelerate user engagement-based monetization revenue.

Governance Highlights

We are committed to high standards of corporate governance. The Company’s corporate governance program features the following:

•	a strong independent chairman of the Board;
•	all of our directors, other than our CEO, are independent;
•	majority voting for election of directors in uncontested elections;
•

a diverse Board with broad industry experience, backgrounds, and technical and financial expertise, and that fully complies with California’s board diversity laws requiring a minimum number of female directors and directors from an underrepresented community;

•	we have no stockholder rights plan in place;
•	regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;
•	regular executive sessions among our non-employee and independent directors;
•	a Board that enjoys unrestricted access to the Company’s management, employees and professional advisers;

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•

each director nominee attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time such director served on the Board or committees;

•	a clear Code of Business Conduct and Ethics that is reviewed regularly for best practices;
•	a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;
•

a clawback policy that provides that our Compensation Committee or Board of Directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event of restatement of the Company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws;

•	policy prohibiting hedging, pledging or shorting of company stock by all employees and directors;
•	including service on legacy Xperi Corporation and legacy TiVo Corporation boards, the longest tenure of any director is nine years and an average tenure of approximately five years;
•	the Compensation Committee’s engagement of an independent compensation consultant; and
•	minimum stock ownership requirement to ensure that our directors and executives remain aligned with the interests of the Company and its stockholders.

Environmental, Social, and Governance (ESG) Highlights

We remain focused on responsible business conduct related to our environmental and social impact, and the manner in which we manage our business. To further understand our environmental and social impact and formalize our commitment to sustainability, beginning in January 2021 we engaged an independent consultant and commenced a materiality assessment to determine the ESG issues that matter most to our business and our stakeholders. The outcomes of this assessment will further inform our future direction and priorities.

MATERIALITY MATRIX

The following 22 issues represent areas of high interest to our stakeholders, where we have the ability to effect change.

In our initial report, we have prioritized action and reporting on the material topics where we have had the most immediate and significant impact.

Tier 3
Material Issues
Tier 2
Important Material Issues
Tier 1
Most Critical Material Issues
Diversity, Equity & Inclusion
Talent Retention & Attraction
Career Performance & Development
Innovation/Intellectual Property
Culture
Ethics & Compliance
Transparency & Reporting
ESG Governance
Employee Health, Wellness & Safety
Data Privacy & Cybersecurity
Energy & Carbon Footprint
Local Community Impact
Change Management
Human Rights
Corporate Governance
Social Justice
Corporate Social Responsibility
Impacts of Climate Change
End of Life Disposal & Recycling of Products
Green Workplace Initiatives
Supplier Diversity
Environment
Social Capital
Human Capital
Governance
IMPORTANCE TO STAKEHOLDERS
INFLUENCE ON BUSINESS SUCCESS

XPERI - Proxy Statement	7

Using insights from our materiality assessment, we developed an ESG program around three key focus areas: Culture & Belonging, Community Impact, and Resilience.

We’ve begun building strategic plans for each focus area, working with teams across the company to do so, and are making strides to continually integrate ESG into our policies and practices.

Our ESG strategy helps us plan for the future by identifying opportunities and emerging issues, as well as mitigating risks and current blind spots. We will continue to evolve this strategy as we go – sharing targets, disclosures, progress and learning on a regular basis moving forward.

For more information on our ESG plans please visit ESG Report.

Workforce & Board Diversity

We have demonstrated support and commitment to developing a culture of non-discrimination and embracing diversity and inclusion throughout our workforce. Our current employee resource groups represent the LGBTQ+ community, the Black community, women, and veterans. We also have formed a Diversity and Inclusion council comprised of all levels of employees and senior executives. The purpose of the council is, among other things, to identify and address issues of diversity and inclusion across recruitment, retention, and promotion through multiple and unique perspectives from a diverse group of our employees. In June 2020, we joined the business coalition in support of the Equality Act, a measure that supports federal legislation that would provide the same basic protections to LGBTQ+ people as are provided to other protected groups under federal law. Additionally, we comply fully with California’s board diversity legislation that requires a minimum number of female directors and directors from underrepresented communities.

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Board Nominees

		Director	Experience/	Independent		Committee	Other Company
Name	Age	Since	Qualification	Yes	No	Memberships	Boards
Darcy Antonellis	59	2020	• Public and private company executive • Extensive experience in content services, media and entertainment industry			• Nominating and Governance Committee Chair	• Cinemark Holdings, Inc. • Metaverse Acquisition Corp. (private)
Laura J. Durr	61	2020	• Public company CFO experience • Extensive accounting and finance expertise • Financial and operational leadership experience in leading Silicon Valley technology companies			• Audit Committee Chair • Nominating and Governance Committee	• Netgear, Inc. • Owlet Baby Care
David C. Habiger	53	2020	• CEO experience • Extensive experience in digital media and entertainment • Director of the Federal Reserve Bank of Chicago			• Board Chair • Compensation Committee • Nominating and Governance Committee	• NRACU (SPAC) • JD Power (private)
Jon Kirchner	54	2020	• Public Company CEO • Extensive experience in digital media and entertainment			None	• Free Stream Media Corp (Samba TV) (private)
Daniel Moloney	62	2020	• Extensive executive management, leadership and technological expertise and experience • Extensive experience in telecommunications, technology and technology-enabled business service			• Audit Committee • Compensation Committee	• Plantronics, Inc. (dba Poly) • Digital River (private) • Stratus (private)
Tonia O’Connor	52	2021	• Extensive executive management, sales, marketing and business development experience • Extensive experience in the media and IP industries			None	• Empower II (SPAC) • Strive International (private)
Raghavendra Rau	72	2020	• Extensive executive management, marketing, business development and strategy experience • Extensive experience in digital video, content and technology industries			• Nominating and Governance Committee	• Quantum Corporation
Christopher A. Seams	59	2020	• Public Company Executive • Extensive experience in semiconductor industry • Member of IEEE			• Compensation Committee Chair • Audit Committee	• ONTO Innovation Inc.

Darcy Antonellis has served on the Board since June 2020 following the merger between Xperi Corporation and TiVo. Ms. Antonellis is Executive Advisor of Amdocs (NASDAQ: DOX) since August 2021. Prior to that she served as Division President, Amdocs Media, and Chief Executive Officer of Vubiquity Inc. until it was acquired by Amdocs in 2018. From June 1998 until December 2013, she held numerous positions at Warner Bros. Entertainment Inc., a Time Warner company, including President, Technical Operations and Chief Technology Officer.

XPERI - Proxy Statement	9

Laura J. Durr has served on the Board since June 2020 following the merger between Xperi Corporation and TiVo. Prior to that she served as a member of the Board of Directors of TiVo Corporation beginning in April 2019. Ms. Durr served as the Executive Vice President and Chief Financial Officer of Polycom, Inc. from May 2014 until its acquisition by Plantronics Inc. in July 2018. Prior to joining Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies and International Network Services and also spent six years at Price Waterhouse LLP.

David C. Habiger has served on the Board and as Chairman of the Board since June 2020 following the merger between Xperi Corporation and TiVo. Mr. Habiger currently serves as the Chief Executive Officer of JD Power, a privately held company. Mr. Habiger served as the interim CEO at Textura Corporation, a software company focused on construction management, from May 2015 until its sale to Oracle Corporation in June 2016. He currently is a member of the Board of Directors of the Federal Reserve Bank of Chicago.

Jon Kirchner has served on the Board and as Chief Executive Officer since June 2020 following the merger between Xperi Corporation and TiVo. Previously he was CEO of Xperi Corporation beginning in June 2017. Prior to that Mr. Kirchner was President of Xperi Corporation following the completion of the acquisition of DTS in December 2016. Mr. Kirchner served as DTS’s Chairman of the board of directors and Chief Executive Officer from 2010 to December 2016 and had been a member of DTS’s board of directors from 2002 to December 2016. He served as DTS’s Chief Executive Officer from 2001 to 2010 and served in a number of senior leadership roles at DTS from 1993 to 2001. Prior to joining DTS, Mr. Kirchner worked for the consulting and audit groups at Price Waterhouse LLP (now PricewaterhouseCoopers LLP).

Daniel Moloney has served on the Board since June 2020 following the merger between Xperi Corporation and TiVo. Prior to that he served as a member of the Board of Directors of TiVo beginning in September 2013. Mr. Moloney has been an Executive Advisor at Siris Capital, LLC, a leading private equity firm in the technology and telecommunications industries, since October 2021, after serving as an Executive Partner for 8 years at Siris. Prior to this, he served as the President of Motorola Mobility, Inc., a leading provider of innovative technologies, products and services for the mobile and cable/wireline industries. Prior to Motorola Mobility being spun out of Motorola in early 2011, he served as the President of the Home & Networks Mobility business within Motorola and from 2002 - 2006, he led the Connected Home business for Motorola. He joined Motorola as part of their acquisition of General Instrument in 2000, where he served in various leadership roles.

Tonia O’Connor has served on the Board since December 2021. Prior to that, she served as the Chief Executive Officer of Chopra Global from March 2019 until February 2021. Prior to that, Ms. O’Connor served as President and Chief Revenue Officer of Univision Communications Inc., a leading Hispanic media company in the U.S., from January 2008 until July 2018. From 1994 to 2007, Ms. O’Connor served as Executive Vice President of Sales and Marketing for Gemstar TV Guide, a media company focusing on interactive guide technology. Prior to joining Gemstar TV Guide, Ms. O’Connor held an account executive position in sales and marketing division of ATS Mobile.

Raghavendra Rau has served on the Board since June 2020 following the merger between Xperi Corporation and TiVo. Prior to that Mr. Rau served as a member of the Board of Directors of TiVo beginning in May 2015 and served as Vice Chairman beginning in June 2019. He served as the interim President and Chief Executive Officer of TiVo from July 2018 to May 2019. Mr. Rau also served as Chief Executive Officer of SeaChange International Inc., a video software technology company, from November 2011 to October 2014. Previously, Mr. Rau held a number of senior leadership positions with Motorola Inc. from 1992 to 2008, including Senior Vice President of Strategy and Business Development of the Networks & Enterprise business, Senior Vice President of the Mobile TV Solutions business, and Corporate Vice President of Marketing and Professional Services.

Christopher A. Seams has served on the Board since June 2020 following the merger between Xperi Corporation and TiVo. From 2013 to 2016, Mr. Seams was the Chief Executive Officer of Deca Technologies. Prior to Deca Technologies, Mr. Seams served as executive vice president of sales and marketing at Cypress Semiconductor and held various technical and operational management positions in manufacturing, development, and operations. Prior to joining Cypress in 1990, he worked in process development for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams is a senior member of the Institute of Electrical and Electronics Engineers (“IEEE”), a member of NACD and ACCD.

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Executive Compensation

Philosophy

The executive compensation program emphasizes performance-based compensation and the amount of compensation paid to our executives varies significantly based on overall strategic and financial performance. The primary objective of our executive compensation program is to build long-term stockholder value. Our approach to short-term compensation is to pay for current results and strategic actions taken that are expected to translate into improved future financial performance. Combined with our emphasis on long-term equity compensation, we believe this approach appropriately motivates, rewards and retains our executives, while providing strong alignment with our shareholders. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay competitively if strategic and financial performance objectives are met and less so if targeted performance levels are not achieved.

The Compensation Committee has adopted the following practices related to executive compensation:

Compensation Practices

•	Clawback policy
•	Minimum stock ownership guidelines
•	No single-trigger change in control agreements
•	No guaranteed bonuses under our annual bonus plan and extremely limited perquisites
•	Prohibition on hedging and pledging shares
•	No stock option exchanges or repricing without stockholder approval

A more detailed discussion of our executive compensation program and practices is set forth under the heading “Executive Compensation and Related Information” below.

Auditors

The Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2022. We are asking our stockholders to ratify this appointment.

Voting Matters	Board Vote Recommendation	Page Reference (for more detail)
Proposal 1 – Election of Directors	FOR	16
Proposal 2 – Approval of an Amendment to the 2020 Equity Incentive Plan	FOR	32
Proposal 3 – Approval of an Amendment to the 2020 Employee Stock Purchase Plan	FOR	44
Proposal 4 – Advisory Vote to Approve Executive Compensation	FOR	80
Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	81

XPERI - Proxy Statement	11

About the Meeting

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of eight (8) directors; (2) the approval of an amendment to the 2020 Equity Incentive Plan to increase the number of shares reserved for issuance; (3) the approval of an amendment to the 2020 Employee Stock Purchase Plan to increase the number of shares reserved for issuance; (4) the compensation of our named executive officers, on an advisory (non–binding) basis; (5) the ratification of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year 2022; and (6) any other business that may properly come before the meeting.

Who is Entitled to Vote?

Only holders of record of our common stock as of the close of business on March 2, 2022 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. No cumulative voting is permitted for election of directors. At the close of business on March 2, 2022, there were 104,759,733 shares of common stock issued and outstanding.

What are the Board of Directors’ Recommendations on the Proposals?

The Board’s recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board unanimously recommends a vote FOR each nominees for director, FOR the amendment to the 2020 Equity Incentive Plan; FOR the amendment to the 2020 Employee Stock Purchase Plan; FOR advisory approval of the compensation of our named executive officers, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company.

How do I Vote My Shares at the Annual Meeting?

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by mail are set forth on the Notice of Internet Availability of Proxy Materials mailed to you, or on the proxy card mailed to you if you chose to receive materials by mail. Instructions for voting by proxy by telephone are available on the Internet site identified on the Notice of Internet Availability of Proxy Materials or on the proxy card mailed to you if you chose to receive materials by mail. The Internet and telephone voting facilities will close at 11:59 pm Eastern Daylight Time on April 28, 2022. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

If you sign and return a proxy card by mail but do not give voting instructions, your shares will be voted (1) FOR ALL of the eight (8) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the approval of the amendment to the 2020 Equity Incentive Plan; (3) FOR the approval of the amendment to the 2020 Employee Stock Purchase Plan; (4) FOR the approval of compensation of our named executive officers (NEOs) as disclosed in this proxy statement; (5) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022; and (6) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

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If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

Can I Change My Vote After I Return My Proxy Card?

Yes, any proxy may be revoked at any time before it is exercised by filing with the Company’s Secretary an instrument revoking it or by submitting prior to the time of the annual meeting a duly executed proxy bearing a later date. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting virtually and desire to vote at the Annual Meeting are requested to so notify the Secretary in writing prior to the time of the annual meeting. Attending the meeting will not revoke your proxy unless you specifically request it. We request that all such written notices of revocation to the Company be addressed to Paul E. Davis, Secretary, Xperi Holding Corporation, at the address of our principal executive offices at 3025 Orchard Parkway, San Jose, California 95134. Our telephone number is (408) 321-6000. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

What Does it Mean if I Get More than One Proxy Card?

If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What does “Householding” mean and How Does it Affect Me?

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Annual Report on Form 10-K and proxy statement, if they have elected to receive proxy materials by mail. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well. Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report on Form 10-K and proxy statement for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Annual Report on Form 10-K and proxy statement mailed to you, please call Investor Relations at (408) 321-6000, send an e-mail request to investor@xperi.com, or write to c/o Investor Relations, Xperi Holding Corporation, 3025 Orchard Parkway, San Jose, CA 95134 and we will promptly deliver the requested copy.

XPERI - Proxy Statement	13

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports on Form 10-K and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

What is a Quorum?

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy will constitute a quorum. We will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.

What Vote is Required to Approve Each Proposal?

Proposal 1—Election of Directors

The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1—Election of Directors—Required Vote and Board of Directors Recommendation.”

Proposal 2—Approval of an Amendment to the 2020 Equity Incentive Plan

The affirmative vote of the holders of a majority of the votes cast is required to approve the amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for issuance. A “majority of the votes cast” means that the number of votes “for” the approval of our proposed amendment exceeds the number of votes cast “against” the proposed amendment. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as “for” or “against” Proposal 2 and thus will have no effect on the proposal.

Proposal 3—Approval of an Amendment to the 2020 Employee Stock Purchase Plan

The affirmative vote of the holders of a majority of the votes cast is required to approve the amendment to the Company’s 2020 Employee Stock Purchase Plan to increase the number of shares reserved for issuance. A “majority of the votes cast” means that the number of votes “for” the approval of our proposed amendment exceeds the number of votes cast “against” the proposed amendment. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as “for” or “against” Proposal 3 and thus will have no effect on the proposal.

Proposal 4—Advisory Vote to Approve Executive Compensation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the non-binding advisory executive compensation proposal. Abstentions have the same effect as negative votes on this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Proposal 5—Ratification of Appointment of Independent Registered Public Accounting Firm

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The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions have the same effect as negative votes on this proposal. As discussed below, we do not expect to have any broker non-vote for this proposal because Proposal 5 is considered a “routine” matter for which the broker has the discretionary authority to vote on behalf of the beneficial owners.

What are Broker Non-Votes?

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise (typically referred to as being held in “street name”) and you do not instruct your broker how to vote your shares, your broker will not have discretion to vote your shares on any of the non-routine matters. A broker non-vote occurs when a broker, bank or other stockholder of record, exercising its fiduciary powers submits a proxy for the Annual Meeting but does not vote on a particular proposal because such holder does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. At the Annual Meeting, Proposal 1 (Election of Director); Proposal 2 (Amendment of Equity Incentive Plan); Proposal 3 (Amendment of Employee Stock Purchase Plan); and Proposal 4 (Executive Compensation) are considered non-routine matters, therefore broker do not have the discretion to vote and broker non-votes may occur. Proposal 5, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, is treated as a routine matter, therefore we do not expect any broker non-votes for Proposal 5.

Broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum. We encourage you to provide instructions to your broker regarding the voting of your shares.

What Happens if I Abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, they will be treated as a “no” or “none” vote depending upon the matter to be voted upon – please see “What vote is required to approve each proposal?” above for the specific result of an abstention vote.

How Will Xperi Solicit Proxies?

We have retained Broadridge to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and other costs of the proxy solicitation will be borne by us.  We expect to pay a fee in the amount of approximately $20,000 to Alliance Advisors as our proxy solicitor. Certain of our officers, employees and third parties may also solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to officers, directors or regular employees for such services. We may pay fees to other third-party solicitors. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

XPERI - Proxy Statement	15

Proposal 1—Election of Directors

The Board of Directors has nominated the eight (8) individuals identified under “Director Nominees” below for election as directors, all of whom are currently directors of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Our Board of Directors is currently comprised of eight (8) members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the eight (8) nominees designated below to serve until the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

Darcy Antonellis Director Since 2020 Age 59

Skills and Qualifications:

•	Public and Private Company executive
•	Extensive experience in content services, media and entertainment industry
•	Extensive operations and engineering experience
•	BSEET from Temple University
•	SMPTE Fellow
•	Three time Emmy recipient within Technical Production and Engineering
•	M.B.A. from Fordham University

Current Directorships:

•	Cinemark Holdings, Inc.
•	Metaverse Acquisition Corp. (private)

Past Directorships:

•	Xperi Corporation
•	Vubiquity, Inc.
•	KidSave, a non-profit organization

Current Xperi Committee Assignments:

•	Nominating and Governance Committee Chair

Darcy Antonellis has served as director at Xperi Holding Corporation since June 2020. Prior to that she served as a director at Xperi Corporation beginning in December 2018. Ms. Antonellis is Executive Advisor of Amdocs (NASDAQ: DOX) since August 2021. Prior to that she served as Division President, Amdocs Media, and Chief Executive Officer of Vubiquity Inc. (acquired by Amdocs in 2018), a global media and entertainment distribution technology and services provider. Prior to joining Vubiquity in 2014, Ms. Antonellis held numerous positions at Warner Bros., including President, Technical Operations and Chief Technology Officer. Ms. Antonellis also serves as an Independent Director for Cinemark Holdings Inc. since July 2015, and is a member of the Audit and Strategy Committees. She is also a board director, Metaverse Acquisition Corp. since January 2022. She served as a member of the WTA Global Advisory Council to provide media and technology insights to benefit women’s professional tennis, a voting member of the Academy of Motion Picture Arts and Sciences, a SMPTE Fellow and has been issued a number of patents in the areas of digital distribution and audio/visual processing technologies. She is the recipient of

16	XPERI - Proxy Statement

two Emmy's for Technical Production for CBS' Winter Olympics coverage and one Technical Emmy leading the Technical Operations Division of Warner Bros. and its development of a digital processing and distribution automation platform. Ms. Antonellis received a B.S. in electrical engineering from Temple University and an M.B.A. from Fordham University. The Board believes Ms. Antonellis brings her extensive expertise in executive management, operations and engineering and her in-depth understanding of content services, media and entertainment industry to her role as a member of the Board.

Laura J. Durr Director Since 2020 Age 61

Skills and Qualifications:

•	Public company CFO experience
•	Extensive accounting and financial expertise
•	Financial leadership and executive operational experience
•	Experience in leading and advising Silicon Valley technology companies
•	B.S. in Accounting from San Jose State University

Current Directorships:

•	Netgear, Inc.
•	Owlet Baby Care

Past Directorships:

•	TiVo Corporation

Current Xperi Committee Assignments:

•	Audit Committee Chair
•	Nominating and Governance Committee Member

Laura J. Durr has served as director at Xperi Holding Corporation since June 2020. Prior to that she served as a member of the Board of Directors of TiVo Corporation beginning in April 2019. Ms. Durr served as the Executive Vice President and Chief Financial Officer of Polycom, Inc. from May 2014 until its acquisition by Plantronics Inc. in July 2018. Prior to becoming Chief Financial Officer, Ms. Durr held various finance leadership roles at Polycom between 2004 and 2014, including Senior Vice President-Worldwide Finance, Chief Accounting Officer and Worldwide Controller. Prior to joining Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies and International Network Services and also spent six years at Price Waterhouse LLP. Ms. Durr currently serves on the board of directors of Netgear, Inc., a global networking company that delivers innovative products and services to consumers, businesses and service providers. Ms. Durr was a certified public accountant and holds a B.S. in Accounting from San Jose State University. The Board believes that Ms. Durr brings her valuable operational and strategic experience and insight, given her background in finance and strategy for leading Silicon Valley technology companies, to her role as a member of the Board.

XPERI - Proxy Statement	17

David C. Habiger Director and Chairman Since 2020 Age 53

Skills and Qualifications:

•	CEO Experience
•	Extensive experience in digital media and entertainment
•	Recipient of Ernst & Young Entrepreneur of the Year Award
•	Chosen as one of the Digital Power 50 by the Hollywood Reporter
•	Selected as one of Corporate Leader Magazine’s 40 under 40 Business Leaders
•	Serving as a director on the Chicago Federal Reserve Board
•	M.B.A. from the University of Chicago

Current Directorships:

•	NRACU (SPAC)
•	JD Power (private)

Past Directorships:

•	Immersion Corporation
•	Enova International, Inc
•	RealD Inc.
•	Textura Corporation
•	DTS
•	Sonic Solutions
•	Control 4 Corporation
•	Xperi Corporation
•	Echo Global Logistics, Inc.
•	GrubHub, Inc.
•	Stamps.com Inc.
•	Pritzker Group Venture Partner
•	Silver Lake Partners

Current Xperi Committee Assignments:

•	Chair of the Board
•	Compensation Committee Member
•	Nominating and Governance Committee Member

Dave Habiger has served as chairman of the board at Xperi Holding Corporation since June 2020. Prior to that he served as a director at Xperi Corporation beginning in December 2016. Prior to that he served on the DTS board as Chair of the Compensation Committee and a member of the Audit Committee. He is currently serving as CEO at JD Power. Previously, Mr. Habiger was the CEO of Textura Corporation prior to its sale to Oracle. He also held the CEO position at NDS Group Ltd. prior to its sale to Cisco Systems, and was president and CEO at Sonic Solutions prior to its sale to Rovi. He demonstrated his skill in leading companies through all stages of development by guiding Sonic through an IPO and to its position as a leading cloud-based provider of premium movies and TV shows. Mr. Habiger serves on a variety of public and private boards and is a member of the Society of Motion Picture and Television Engineers. Mr. Habiger is also a director on the Chicago Federal Reserve Board. He serves on the SABOR (Systems Activities, Bank Operations, and Risk) and the Governance & HR Committees for the Federal Reserve. He is also a member of the board of trustees at Rush University Medical Center. Mr. Habiger received a BBA degree from St. Norbert College and an MBA from the University of Chicago. The Board believes that Mr. Habiger brings extensive experience and leadership skills in the digital media and entertainment industries, his in-depth knowledge and understanding of the consumer electronics industry, and his expertise in executive management to his role as Chairman of the Board.

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Jon Kirchner Director Since 2020 Age 54

Skills and Qualifications:

•	Public Company CEO
•	Extensive experience in digital media and entertainment industry
•	Recipient of Ernst & Young Technology Entrepreneur of the Year Award
•	Recipient of Digital 25: Leaders in Emerging Entertainment Award from Producers Guild of America
•	B.A. in Economics from Claremont McKenna College

Current Directorships:

•	Free Stream Media Corporation (Samba TV) (private)

Past Directorships:

•	DTS
•	Xperi Corporation

Jon Kirchner has served as director at Xperi Holding Corporation since June 2020. Previously he was CEO of Xperi Corporation beginning in June 2017. Prior to that Mr. Kirchner was President of Xperi Corporation following the completion of the acquisition of DTS in December 2016. At DTS he was appointed Chairman of the Board of Directors in 2010 and served as the company's Chief Executive Officer beginning 2001. Prior to his tenure of Chief Executive Officer, Mr. Kirchner served in a number of senior leadership roles at DTS from 1993 to 2001, including President, Chief Operating Officer and Chief Financial Officer. Mr. Kirchner led DTS through a period of significant success, growing it from a small startup, to a global industry leader generating over $190 million in licensing revenue. Prior to joining DTS he worked for the consulting and audit groups at Price Waterhouse LLP (now PricewaterhouseCoopers LLP). During his tenure at Price Waterhouse LLP, he advised clients on a range of strategy, finance, operations and valuation issues. In 2012, Mr. Kirchner received the Ernst & Young Technology Entrepreneur of the Year Award for Greater Los Angeles and in 2011, he was honored by the Producers Guild of America, receiving the “Digital 25: Leaders in Emerging Entertainment” award for being among the visionaries that have made significant contributions to the advancement of digital entertainment and storytelling. Since June of 2012, Mr. Kirchner has served on the Board of Directors of Free Stream Media Corporation (Samba TV), a leader in developing cross platform TV experiences for consumers and advertisers. Mr. Kirchner was previously a Certified Public Accountant and received a B.A. in Economics, cum laude, from Claremont McKenna College. The Board believes that Mr. Kirchner brings his experience in the senior management of public companies, including service as chairman, president, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, his extensive experience in the digital media and entertainment industries, as well as his knowledge of the Company as its Chief Executive Officer, to his role as a member of the Board.

XPERI - Proxy Statement	19

Daniel Moloney Director Since 2020 Age 62

Skills and Qualifications:

•	Public and Private Company Executive
•	Extensive experience in telecommunications, technology and technology-enabled business service industries
•	B.S. in electrical engineering from the University of Michigan
•	M.B.A. from the University of Chicago

Current Directorships:

•	Plantronics, Inc. (dba Poly)
•	Digital River (private)
•	Stratus (private)

Past Directorships:

•	TiVo Corporation
•	Polycom

Current Xperi Committee Assignments:

•	Audit Committee Member
•	Compensation Committee Member

Daniel Moloney has served as a director at Xperi Holding Corporation since June 2020. Prior to that, he served as a member of the Board of Directors of TiVo Corporation beginning in September 2013. Mr. Moloney is currently an Executive Advisor at Siris Capital, LLC, a technology focused private equity firm, and an investor in various early stage technology companies. He serves as Executive Chairman of privately owned affiliate companies of Siris, including Digital River, Inc. and Stratus Technologies, Inc. Previously, Mr. Moloney served as the President of Motorola Mobility, Inc., a leading provider of mobile and cable/wireline solutions. He has almost 30 years of senior executive management, leadership and technological expertise. Prior to Motorola Mobility being spun out of Motorola in early 2011, he served in various executive leadership roles for Motorola, having joined through the acquisition of General Instrument in 2000. Mr. Moloney currently serves as a director of Plantronics Inc (dba Poly). Mr. Moloney holds a bachelor's degree in electrical engineering from the University of Michigan and a Master of Business Administration from the University of Chicago. The board believes that Mr. Moloney brings extensive senior executive management, strategic and operational oversight, technological expertise and experience in telecommunications, technology and technology-enabled business service industries, to his role as a member of the Board.

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Tonia O’Connor Director Since 2021 Age 52

Skills and Qualifications:

•	Public and Private Company Executive
•	Extensive sales and marketing experience
•	Extensive experience across the media and IP industries
•	B.S. in Broadcast Journalism and International Relations from Syracuse University

Current Directorships:

•	Empower II (SPAC)
•	Syracuse University Board of Trustees
•	Strive International (private)

Past Directorships:

•	FuboTV
•	GoldieBlox
•	Chopra Global
•	El Rey Network

Tonia O’Connor has served as a director at Xperi Holding Corporation since December 2021. Prior to that, she served as the Chief Executive Officer of Chopra Global from March 2019 until February 2021. Prior to that, Ms. O’Connor served as President and Chief Revenue Officer of Univision Communications Inc., a leading Hispanic media company in the U.S., from January 2008 until July 2018. From 1994 to 2007, Ms. O’Connor served as Executive Vice President of Sales and Marketing for Gemstar TV Guide, a media company focusing on interactive guide technology. Prior to joining Gemstar TV Guide, Ms. O’Connor held an account executive position in sales and marketing division of ATS Mobile. Ms. O’Connor currently serves on the Syracuse University’s Board of Trustees on the Athletics, Academic Affairs and Advancement & External Affairs committees and on the board of directors of STRIVE, a national organization providing employment and training services to low-income communities.  Ms. O’Connor holds a degree in Broadcast Journalism and International Relationships from Syracuse University. The board believes that Ms. O’Connor brings expertise in executive and financial management, sales and marketing, extensive experience across the media and IP industries, and her past and current service on Boards of public and private companies, to her role as a member of the Board.

XPERI - Proxy Statement	21

Raghavendra Rau Director Since 2020 Age 72

Skills and Qualifications:

•	Public and Private Company Executive
•	Extensive experience in digital video, content and technology industries
•	Bachelor's degree in engineering from the National Institute of Technology (India)
•	M.B.A. from the Indian Institute of Management (Ahmedabad)

Current Directorships:

•	Quantum Corporation

Past Directorships:

•	TiVo Corporation
•	Rovi Corporation
•	SeaChange International Inc.

Current Xperi Committee Assignments:

•	Nominating and Governance Committee Member

Raghavendra Rau has served as director at Xperi Holding Corporation since June 2020. Prior to that Mr. Rau served as a member of the Board of Directors of TiVo Corporation beginning in May 2015 and served as Vice Chairman beginning in June 2019. He served as the interim President and Chief Executive Officer of TiVo Corporation from July 2018 to May 2019. Mr. Rau also served as Chief Executive Officer of SeaChange International Inc., a video software technology company, from November 2011 to October 2014 and was a member of its board from July 2010. Previously, Mr. Rau held a number of senior leadership positions with Motorola Inc. from 1992 to 2008, including Senior Vice President of Strategy and Business Development of the Networks & Enterprise business, Senior Vice President of the Mobile TV Solutions business, and Corporate Vice President of Marketing and Professional Services. Mr. Rau currently serves as a director of Quantum Corp., a storage, archive and data protection company. Mr. Rau holds a bachelor's degree in engineering from the National Institute of Technology (India) and an MBA from the Indian Institute of Management (Ahmedabad). The Board believes that Mr. Rau brings extensive senior management, marketing, business development and strategy experience in digital video, content, technology and telecommunications industries to his role as a member of the Board.

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Christopher A. Seams Director Since 2020 Age 59

Skills and Qualifications:

•	Public Company Executive
•	Extensive experience in semiconductor industry
•	Member of IEEE
•	Served on Engineering Advisory Council for Texas A&M University
•	B.S. in Electrical Engineering from Texas A&M University
•	M.S. in Electrical and Computer Engineering from the University of Texas at Austin

Current Directorships:

•	ONTO Innovation Inc. (formerly Nanometrics)

Past Directorships:

•	Deca Technologies Inc.

Current Xperi Committee Assignments:

•	Compensation Committee Chair
•	Audit Committee Member

Christopher A. Seams has served as director at Xperi Holding Corporation since June 2020. Prior to that he served as a director at Xperi Corporation beginning in March 2013. From 2013 to 2016, Mr. Seams was the Chief Executive Officer of Deca Technologies, a subsidiary of Cypress Semiconductor Corporation. Prior to Deca Technologies, Mr. Seams served as Executive Vice President of Sales & Marketing at Cypress. He also previously served as an Executive Vice President of Worldwide Manufacturing & Research and Development of Cypress. Mr. Seams joined Cypress in 1990  and held various technical and operational management positions in manufacturing, development, and operations. Prior to joining Cypress in 1990, he worked in process development for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams also serves on the Board of Directors of ONTO Innovation Inc. (formerly Nanometrics). Mr. Seams earned his bachelor’s degree in electrical engineering from Texas A&M University and his master’s degree in electrical and computer engineering from the University of Texas at Austin. Mr. Seams has a Professional Certificate in Advanced Computer Security from Stanford University and is a senior member of the Institute of Electrical and Electronics Engineers. Mr. Seams is a member of the ACCD as well as a member and Certified Director of the NACD. The Board believes that Mr. Seams brings extensive management, sales and marketing, and engineering and scientific experience in the semiconductor industry to his role as a member of the Board.

XPERI - Proxy Statement	23

REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION

Our bylaws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes cast, and therefore will have no effect on the outcome of the election of directors. In addition, our Corporate Governance Guidelines (the “Guidelines”) include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Governance Committee, or another duly authorized committee of the Board consisting of solely independent directors, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the Nominating and Governance Committee’s (or other responsible committee’s) decision. Our bylaws further provide that in a contested election, each director will be elected by a plurality of the votes cast, which means that the nominees receiving the largest number of affirmative votes will be elected.

The Board of Directors recommends that the stockholders vote “FOR” the election of each of Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon Kirchner, Daniel Moloney, Tonia O’Connor, Raghavendra Rau, and Christopher A. Seams.

24	XPERI - Proxy Statement

Governance of the Company

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, our business, property and other affairs are managed by or under the direction of the Board of Directors and its committees. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and advisors, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

NON-EXECUTIVE CHAIRMAN AND BOARD LEADERSHIP

We believe that separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders because it provides the appropriate balance between strategy development and oversight and accountability of management. Our Corporate Governance Guidelines require that the Chairman of the Board not be the same person as the Chief Executive Officer.

BOARD ROLE IN RISK MANAGEMENT

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board of Directors annually reviews management’s enterprise risk management assessment, which is designed to (1) identify risks than can negatively impact the Company’s ability to achieve its business objectives; (2) estimate the magnitude of the potential risks; and (3) determine approach to mitigate the identified risks. In addition, the Board of Directors during the Company’s quarterly Board meetings advises and directs management with respect to strategic business risks, litigation risks, and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal controls over financial reporting, and the independence of the Company’s independent registered public accounting firm. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department, internal audit function and an annual attestation report on internal control over financial reporting from the Company’s independent registered public accounting firm. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, internal auditor, independent registered public accounting firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct, Ethics Policy, and our Corporate Compliance Hotline. The Audit Committee also discusses other risk assessment and risk management policies of the Company periodically with management.

The Compensation Committee participates in the design of compensation structures that avoid creating incentives that encourage a level of risk-taking behavior inconsistent with the Company’s business strategy as is further described in the Compensation Discussion and Analysis and Risk Management sections below.

The Nominating and Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees. The Nominating and Governance Committee also evaluates existing directors and the board as a whole.

XPERI - Proxy Statement	25

BOARD AND COMMITTEES OF THE BOARD; DIRECTOR INDEPENDENCE

The Board of Directors currently consists of eight (8) persons. Mr. Kirchner is CEO of the Company. Messrs. Habiger, Moloney and Seams and Mses. Antonellis, Durr and O’Connor are not, and have never been, employees of our Company or any of our subsidiaries

The Board currently has the following three standing committees, with the following members:

Member	Audit	Compensation	Nominating and Governance
David C. Habiger
Darcy Antonellis
Laura J. Durr
Daniel Moloney
Raghavendra Rau
Christopher A. Seams

= Chair	= Member	= Financial Expert	= Chairman of Board

During fiscal year ended December 31, 2021, the Board of Directors held a total of eight (8) meetings. Each director attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he or she served on the Board or committees.

The Board of Directors has determined that all of the Company’s directors nominated for election, other than Mr. Kirchner, are “independent directors” as such term is defined in applicable NASDAQ corporate governance rules.

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of our Audit Committee, Compensation Committee and Nominating and Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, each member of our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that Ms. Durr, Chair of the Audit Committee of the Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of her relevant experience listed in her biographical summary provided above in the section entitled “Proposal 1—Election of Directors.” Copies of our Audit Committee, Nominating and Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.xperi.com. The Board of Directors from time to time may form such other committees as it deems appropriate to further the purposes of the Board.

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and reviews the annual audit plan, the results of the independent audit, and the report and recommendations of the independent auditor. The Audit Committee has sole authority for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and to approve any significant non-audit relationship with the independent registered public accounting firm. The Audit Committee reviews and determines the scope and roles and responsibilities of the internal audit function. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Ms. Laura Durr, Mr. Daniel Moloney and Mr. Christopher Seams. Ms. Durr is the Chair of Audit

26	XPERI - Proxy Statement

Committee and all committee members are financially literate. During 2021, the Audit Committee held five (5) meetings.

Compensation Committee

The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, establishes compensation for our officers that correspond to our goals and objectives. The Compensation Committee reviews and approves   corporate goals and objectives relating to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and other executive officers in light of these goals and objectives, The Compensation Committee also recommends to our Board of Directors compensation levels for members of the Board of Directors. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is currently comprised of Mr. Seams, Mr. Habiger and Mr. Moloney. Mr. Seams has served as the Chair of the Compensation Committee. During 2021, the Compensation Committee held six (6) meetings.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors the committee conducted a thorough self- evaluation process, which included the use of questionnaires. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis.

Pursuant to the terms of the merger agreement between Xperi Corporation and TiVo, for a period of two years from June 1, 2020, the Nominating and Governance Committee shall consist of four members, two of whom shall be designated by the board of directors of Xperi Corporation (“Xperi Designees”) and two of whom shall be designated by the board of Directors of TiVo (“TiVo Designee”). The Xperi Designees are David Habiger and Darcy Antonellis, and TiVo Designees are Laura Durr and Raghavendra Rau.

The Nominating and Governance Committee is currently comprised of Ms. Antonellis as the Chair, Mr. Habiger, Ms. Durr, and Mr. Rau. During 2021, the Nominating and Governance Committee held five (5) meetings.

While we do not have a formal diversity policy, we understand the desirability of having a Board with diverse and varied background, experience and opinions. Our Nominating and Governance Committee takes into account a number of the following factors when considering director nominees:

•	independence from management;
•	relevant business experience;
•	age, gender, race, ethnicity, sexual orientation and gender identity;
•	educational and professional background;
•	judgment, skill, integrity, ethics, value and reputation;
•	existing commitments to other businesses and service on other boards;
•	potential conflicts of interest with other pursuits;
•	legal considerations such as antitrust issues;
•	the needs of the Board and the Company with respect to the particular talents, experience and diversity of its directors;
•	corporate governance background, to enable the committee to determine whether the candidate would be suitable for Nominating and Governance Committee membership;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•	executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•	the size and composition of the existing Board.

XPERI - Proxy Statement	27

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating and Governance Committee may consider the following criteria in recommending candidates for election to the board:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;
•	experience in the Company’s industry;
•	experience as a board member of other publicly held companies; and
•	technical expertise in an area of the Company’s operations.

The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating and Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating and Governance Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating and Governance Committee will review each potential candidate. Management may assist the Nominating and Governance Committee in the review process at the Nominating and Governance Committee’s direction. The Nominating and Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Our Nominating and Governance Committee will consider candidates recommended by our stockholders in accordance with the procedures set forth in the Nominating and Governance Committee Charter. Such recommendations must be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o the Corporate Secretary, Xperi Holding Corporation, 3025 Orchard Parkway, San Jose, CA 95134, no later than 120 days prior to the anniversary of the date on which the Company’s proxy statement was mailed or made available to stockholders in connection with the previous year’s annual meeting of stockholders. The recommendations must be accompanied by the following information: the name and address of the nominating stockholder, a representation that the nominating stockholder is a stockholder of record, a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified, information regarding each nominee that would be required to be included in a proxy statement, a description of any arrangements or understandings between the nominating stockholder and the nominee, and the consent of each nominee to serve as a director, if elected. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating and Governance Committee member.

Each of the nominees for election as director at the 2022 Annual Meeting is recommended by the Nominating and Governance Committee and each nominee is presently a director and stands for re-election by the stockholders.

Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record both at the time of giving the notice and at the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to our principal executive offices not earlier than the 120th day prior to and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which first public announcement of the date of such special meeting was made. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;
•	the class and number of shares of the Company owned beneficially or of record;

28	XPERI - Proxy Statement

•

disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price or value of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;
•	any agreement, arrangement, understanding or relationship, engaged in to mitigate economic risk related to, or the voting power with respect to, shares of the Company;
•	any rights to dividends on the shares that are separate from the underlying shares;
•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company; and
•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

The stockholder’s notice must also include the following information for each proposed director nominee:

•	description of all direct and indirect financial or other relationships between the nominating person and the nominee during the past three years;
•	the same information as for the nominating person (see above); and
•	all information required to be disclosed in a proxy statement in connection with a contested election of directors.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The chair of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Governance Committee in connection with its evaluation of the nominee’s independence.

Other Committees

Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS AND MANAGEMENT AND DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Stockholders may send correspondence to the Board of Directors or any member of the Board of Directors, c/o the Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Directors are encouraged to attend in person the Annual Meeting of Stockholders. All members of the Board of Directors attended our last Annual Meeting in May 2021 except Ms. O’Connor who had not yet joined the Board of Directors at that time.

XPERI - Proxy Statement	29

COMPENSATION OF DIRECTORS

We currently pay each of our non-employee directors an annual retainer of $50,000. We currently pay our non-executive Chairman an additional annual retainer of $50,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of our Board committees:

Annual Retainers for Committee Members:
Audit Committee	$12,000
Compensation Committee	$8,000
Nominating and Governance Committee	$6,000
Annual Retainers for Committee Chairs:
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Governance Committee	$15,000

All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. We also reimburse all non-employee directors for reasonable expenses related to our Board or committee meetings.

Each of our non-employee directors receives restricted stock units covering shares of our common stock under our stockholder-approved equity plan. The number of shares of common stock subject to the restricted stock unit award is determined by dividing (1) $190,000 (“Restricted Stock Unit Amount”) by (2) the fair market value per share of our common stock on the date of grant.

A non-employee director who is initially appointed after any annual meeting of stockholders will receive a restricted stock unit award on the date of his or her initial appointment to the Board of Directors equal to the pro-rated amount of the annual grant.

Annual restricted stock unit awards (or any pro-rated grants for directors initially appointed between annual meetings) vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of stockholders.

The following table shows compensation information for our non-employee directors for fiscal year 2021.

2021 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	Total ($)
David C. Habiger	$114,000	$189,980		—	$303,980
Darcy Antonellis	$65,000	$189,980		—	$254,980
Laura J. Durr	$81,000	$189,980		—	$270,980
Dan Moloney	$70,000	$189,980		—	$259,980
Tonia O'Connor	$—	$70,774	(2)	—	$70,774
Raghavendra Rau	$56,000	$189,980		—	$245,980
Christopher A. Seams	$82,000	$189,980		—	$271,980

(1)

The amounts reflected in this column represent the aggregate grant date fair value for stock awards granted to our non- employee directors in 2021, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022. The aggregate number of shares subject to unvested restricted stock awards outstanding for each non-employee director at December 31, 2021 was: Mr. Habiger: 9,073; Ms. Antonellis: 9,073; Ms. Durr: 9,073; Mr. Moloney: 9,073; Ms. O'Connor: 3,733, Mr. Rau: 9,073 and Mr. Seams: 9,073. None of the non-employee directors held any stock options as of December 31, 2021.

(2)	Ms. O'Connor joined the Board of Directors on December 30, 2021 and therefore stock awards are prorated.

Proposal 2— Approval of an Amendment to the Company’s 2020 Equity Incentive Plan

Introduction

Our stockholders are being asked to approve an amendment to our 2020 Equity Incentive Plan (the “2020 Plan”). The proposed amendment would increase the number shares of our common stock for future issuance to officers, employees, non-employee directors and consultants in our employ or service or the employ or service of our affiliates by 8,800,000 shares. Our Board of Directors approved the amendment of the 2020 Plan on February 2, 2022, subject to stockholder approval. The 2020 Plan is not being amended in any material respect other than to increase the share reserve.

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our company and aligns the interests of our employees with the interests of our stockholders. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes. However, the current share reserve under the 2020 Plan is insufficient to cover grants for 2022 to our employees or to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent.

As of March 2, 2022, a total of 8,000,000 shares of our common stock were reserved under the 2020 Plan, the aggregate number of shares of common stock subject to outstanding awards under the 2020 Plan was 3,899,019 and a total of 690,584 shares of common stock remained available under the 2020 Plan for future issuance. The Compensation Committee of the Board has, subject to stockholder approval of this proposal, approved grants of time-based and performance-based restricted stock unit awards to the Company’s senior leadership team (including the NEOs) that are in excess of the shares remaining available under the 2020 Plan for future issuance.  In addition, the Compensation Committee has approved a pool of shares for the annual grants to non-executive employees, a portion of which are to be granted under the 2020 Plan subject to stockholder approval of this proposal.  The awards to the leadership team and the pool for non-executive employees are described under the “New Plan Benefits” section below. These contingent awards to the leadership team and the non-executive employee pool of shares under the 2020 Plan are not reflected in the preceding numbers. If this proposal is not approved, the contingent leadership team grants will not become effective and no grants intended to be under the 2020 Plan based on the non-executive employee pool will be made. In that case we may be unable to continue to offer competitive equity packages to attract and retain employees and we may have to increase cash compensation to recruit, retain and motivate our employees and non-employee board members, thereby reducing resources available to meet our business needs.

In connection with the merger with TiVo Corporation, the Company assumed the TiVo Corporation 2008 Equity Incentive Plan (the “2008 Plan”) under which 2,339,412 shares of common stock are subject to outstanding awards and 4,189,822 shares of common stock remain available for future issuance as of March 2, 2022. The 2008 Plan is available only for grants to employees who are employed by TiVo Corporation and cannot be used to grant awards to service providers of the Company or any other subsidiary. In connection with the Merger, the Company also assumed other legacy TiVo Corporation plans under which 1,116,763 shares of common stock are subject to outstanding awards; however, no shares are available for future issuance under these plans. The 2020 Plan is the only equity plan under which we may grant equity awards to individuals in the service of the Company or a subsidiary other than TiVo Corporation.

If our stockholders approve the amendment of the 2020 Plan, a total of 16,800,000 shares will be reserved for issuance under the 2020 Plan, consisting of the initial share reserve of 8,000,000 shares under the 2020 Plan and the new share increase of 8,800,000 shares.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments Upon Changes in Capitalization; Change in Control.”

The amendment of the 2020 Plan is being submitted for stockholder approval in order for us to meet the stockholder approval requirements of Nasdaq and the requirements of Section 422 of the Code.

Determination of Number of Shares

When deciding on the number of shares to be available for awards under the 2020 Plan, the Board considered a number of factors, including the remaining number of shares available under the 2020 Plan, the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from shareholder advisory firms.

Dilution Analysis

The table below presents information about the number of shares that were subject to outstanding equity awards and the shares remaining available for issuance under all our equity incentive plans, each at March 2, 2022, and the proposed increase in shares authorized for issuance under the 2020 Plan. For more information about our 2020 Employee Stock Purchase and the shares remaining available for issuance thereunder, see Proposal 3 below.

2020 Equity Incentive Plan
Options outstanding	-
Weighted average exercise price of outstanding options	-
Weighted average remaining term of outstanding options	-
Full Value awards outstanding (1)	3,899,019
Shares remaining available for grant under the 2020 Plan (2)	690,584

2008 Equity Incentive Plan
Options outstanding	11,371
Weighted average exercise price of outstanding options	$51.52
Weighted average remaining term of outstanding options	0.26
Full Value awards outstanding (3)	2,328,041
Shares remaining available for grant under the 2008 Plan (2)	4,189,822

All other Equity Incentive Plans (4)
Options outstanding	412,919
Weighted average exercise price of outstanding options	$22.88
Weighted average remaining term of outstanding options	2.47
Full Value awards outstanding (5)	703,844
Shares remaining available for grant under all other plans	-

All Equity Incentive Plans
Options outstanding	424,290
Weighted average exercise price of outstanding options	$23.64
Weighted average remaining term of outstanding options	2.41
Full Value awards outstanding	6,930,904
Shares remaining available for grant under all plans	4,880,406

Proposed increase in shares available for issuance under 2020 Plan (over existing share reserve under the 2020 Plan)	8,800,000

(1)The Full Value awards outstanding represent (a) 2,670,033 restricted stock units that vest based on service and (b) 1,228,986 restricted stock units that vest based upon the attainment of performance goals (“performance stock unit awards”), assuming target performance.  Performance stock unit awards may be eligible to vest in 200% of the “target” award levels at “maximum” performance.

(2)For purposes of calculating the shares that remain available for grants, each stock option or stock appreciation right (which we refer to as a SAR) is treated as using one available share for each share of our common stock actually subject to the grant and each “Full Value award” is treated as using 1.5 shares for each share of our common stock delivered in settlement of such Full Value award under the 2020 Plan and 2.0 shares for each share of our common stock delivered in settlement of such Full Value award under the 2008 Plan.

(3)The Full Value awards outstanding represent (a) 2,204,792 restricted stock units that vest based on service and (b) 123,249 restricted stock units that vest based upon the attainment of performance goals (“performance stock unit awards”), assuming target performance.  Performance stock unit awards may be eligible to vest in 200% of the “target” award levels at “maximum” performance

(4)Represents plans assumed by the Company at the time of the Merger in 2020. No new grants are permitted under any of these plans.

(5)The Full Value awards outstanding represent restricted stock units with time-based vesting.

As of March 2, 2022, 104,759,733 shares of common stock outstanding, an aggregate total of 7,355,194 shares issuable pursuant to outstanding awards and 4,880,406 shares available for future grants under the 2020 Plan and the 2008 Plan represents a potential dilution (often referred to as “overhang”) of approximately 10.5% of shares.  If the amendment of the 2020 Plan is approved, the additional 8,800,000 shares available for issuance would increase the overhang to approximately 16.7%. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

We believe that the additional 8,800,000 of shares of Common Stock under the 2020 Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of our performance-based compensation practices, the Company’s objectives and the goals of our equity compensation program.

Burn Rate

In connection with our equity incentive programs, we are committed to using equity incentive awards prudently and within reasonable limits.  Accordingly, we closely monitor our stock award “burn rate” each year.  Our historic three-year average gross burn rate, representing annual equity awards granted as a percentage of total shares outstanding, is 3.9%, as presented in the table below.  If each equity award is counted as a “Full-Value” award and multiplied by the “Full-Value award multiplier” of 1.5 under the 2020 Plan and 2.0 under the 2008 Plan, consistent with the terms of the respective Plans, the “adjusted” equity burn rate is 6.4%.  This is significantly below the 8.66% gross burn rate limit that ISS applies to the 4510 (Software & Services) GICS industry group of the Russell 3000 for 2021 to which the Company belongs.

Element	2021	2020	2019	Three-Year Average
Stock Options granted	0	0	0	0
Restricted Stock Units granted	3,959,012	3,331,205	1,265,591	2,851,936
Performance Stock Units earned (1)	86,130	487,364	117,827	230,440
Total Full Value Awards granted	4,045,142	3,818,569	1,383,418	3,082,376
T Total Stock Options and Full Value Awards granted	4,045,142	3,818,569	1,383,418	3,082,376
Weighted Average Number of Shares of Common Stock Outstanding as of December 31 of applicable year	104,734,637	82,839,558	49,120,184	78,898,126

B Burn Rate (Stock Options and Restricted Stock Units granted and Performance Stock Units earned)	3.9%	4.6%	2.8%	3.9%
(1)

With respect to performance stock unit awards, we calculate the share usage rate based on the applicable number of shares earned each year. The performance-based restricted stock units granted during the foregoing 3-year period were as follows: 649,794 shares in 2021, 993,835 shares in 2020 and 4,019 shares in 2019.

The burn rate means that we used a three-year average of less than 4% of the weighted average shares outstanding for stock options and restricted stock units granted and performance stock units earned over the past three years under the 2020 Plan and the 2008 Plan.

We expect the proposed aggregate share reserve under the amended 2020 Plan to provide us with enough shares for awards for approximately 18 months, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the amended 2020 Plan could last for a shorter or longer time.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the increase in the share reserve under the 2020 Plan is reasonable and appropriate at this time.

Other Key Features of the 2020 Plan

The 2020 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2020 Plan that protect shareholder interests as follows:

•

No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the 2020 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2020 Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No liberal change-of-control definition. The 2020 Plan defines change of control based on the consummation of the transaction rather than the announcement or shareholder approval of the transaction.
•

No Automatic Vesting for Awards Upon Change of Control. The 2020 Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control (other than in connection with the non-assumption of awards).

•

No Repricing of Awards. Without stockholder approval, the 2020 Plan prohibits the repricing, replacement or buyout of an underwater options or SARs (except as permitted in a change of control or changes in capitalization and other transaction as described below).

•	Limitations on Dividend Payments on Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.
•

Reasonable Limit on Full Value Awards. For purposes of calculating the shares that remain available for issuance under the 2020 Plan, grants of options and SARs will be counted as the grant of one share for each one share actually granted, as described above. However, to protect our stockholders from potentially greater dilutive effect of Full Value awards, all grants of Full Value awards will continue to be deducted from the Restated 2020 Plan’s share pool as 1.5 shares for every one share actually granted.

•

Reasonable Share Counting Provisions. In general, when awards granted under the 2020 Plan are forfeited, expire or are settled in cash, or when the shares subject to a restricted stock award are forfeited by the holder or repurchased by us, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the 2020 Plan: shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or SAR or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options or SARs; and shares subject to a SAR that is not issued in connection with the stock settlement of the SAR on its exercise.

•

Limitations on Grants. The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, pursuant to the 2020 Plan during any calendar year cannot exceed 1,500,000 shares. However, this number may be adjusted to take into account changes in capitalizations and certain other corporate transactions as described below. The maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $1,500,000. In addition, the maximum aggregate grant date fair value of awards granted under the 2020 Plan to a non-employee director as compensation for services as a non-employee director during any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, may not exceed $750,000.

•

No In-the-Money Option or Stock Appreciation Right Grants. The Restated 2020 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•

Independent Administration. The Compensation Committee of our Board of Directors, which consists of two or more non-employee directors, generally will administer the 2020 Plan. Our full Board of Directors will administer the 2020 Plan with respect to awards granted to non-employee directors. The Compensation Committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (2) have been delegated authority to grant, amend or administer awards under the 2020 Plan.

Summary of the 2020 Plan

The principal features of the 2020 Plan, as amended, are summarized below, but the summary is qualified in its entirety by reference to the 2020 Plan, a copy of which is filed as Exhibit 4.01 to the Registration Statement on Form S-8 filed on June 1, 2020, and the Form of Plan Amendment to the 2020 Plan attached to this proxy statement as Appendix A.

Purposes

The purposes of the 2020 Plan are to attract and retain the best available personnel for positions of responsibility and to provide additional incentive to our employees, directors and consultants and to promote the success of our business.

Share Reserve

Subject to adjustments described in the section titled “Adjustments Upon Changes in Capitalization; Change of Control”, the number of shares of our common stock that may be issued pursuant to awards granted under the 2020 Plan shall not exceed, in the aggregate, 16,800,000 shares. This share reserve is comprised of the 8,000,000 shares initially approved for issuance under the 2020 Plan and the 8,800,000 shares increase approved by the Board on February 2, 2022, subject to stockholder approval at the Annual Meeting.  As of March 2, 2022, 690,584 shares remained available for issuance under the 2020 Plan, no shares were subject to outstanding stock options and 3,899,019 shares were subject to outstanding restricted stock unit awards (with any performance-based restricted stock units included at “target” levels for such purposes). These amounts do not include the time-based and performance-based restricted stock unit awards to executive officers and the pool of shares authorized for grants to non-executive employees that were approved by the Committee on February 2, 2022 and are contingent upon stockholder approval of this Proposal 2, as further described under “New Plan Benefits”.  For purposes of calculating the shares that remain available for grants under the 2020 Plan, each stock option or SAR is treated as using one available share for each share of our common stock actually subject to the grant and each “Full Value award” is treated as using 1.5 shares for each share of our common stock delivered in settlement of such “full value award.” For purposes of the 2020 Plan, a Full Value award is an award pursuant to which shares of our common stock are issuable that is granted with a per share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant.

To the extent that an award is forfeited, expires, is settled in cash, any shares subject to the award will be available for awards under the 2020 Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Shares subject to a restricted stock award forfeited by a participant or repurchased by us at a price not greater than the price originally paid by the participant will also again be available for awards under the 2020 Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option or SAR granted under the 2020 Plan or any tax withholding obligation with respect to an award granted under the 2020 Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options or SARs granted under the 2020 Plan, will not be added to the shares authorized for grant under the Restated 2020 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2020 Plan.

Individual Limits

The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the 2020 Plan during any calendar year cannot exceed 1,500,000 shares. In addition, the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $1,500,000.

Pursuant to the terms of the 2020 Plan, the maximum aggregate grant date fair value of awards granted under the 2020 Plan to a non-employee director as compensation for services as a non-employee director during any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, shall be $750,000.

All share and dollar limitations are subject to adjustment for changes in capitalization and other transactions as described below.

Administration

The 2020 Plan may generally be administered by our Board of Directors or a committee appointed by our Board of Directors (the Board of Directors or any such committee, the “Committee”). The 2020 Plan is currently being administered by the Compensation Committee of our Board of Directors. The Committee may make any determinations deemed necessary or advisable for the 2020 Plan. Specifically, the Committee has the authority to determine the fair market value of our common stock, select the service providers to whom awards will be granted, determine the number of shares subject to each award, approve the forms of agreement for use under the 2020 Plan, to determine the terms and conditions of any awards (such terms and conditions include, but are not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award, based in each case on such factors as the Committee, in its sole discretion, shall determine), to prescribe, amend and rescind rules and regulations relating to the 2020 Plan, including rules and regulations relating to sub-2020 Plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, and to construe and interpret the terms of the 2020 Plan and awards granted pursuant to the 2020 Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders. Notwithstanding the foregoing, the full Board of Directors shall conduct the general administration of the 2020 Plan with respect to awards granted to non-employee directors.

Eligibility

Employees, non-employee directors and consultants in our employ or service or in the employ of our parent or subsidiaries are eligible to receive awards under the 2020 Plan. As of March 2, 2022, we had approximately 1,950 employees (including 5 officers), 7 non-employee directors and approximately 250 consultants. The Committee determines which of our employees, consultants and directors will be granted awards.

Valuation

The fair market value per share of common stock on any relevant date under the 2020 Plan will be the closing sale price of our common stock on Nasdaq on such date or, if no bids or sales were reported for such date, on such date, on the most recent preceding date with a bid or sale. The closing price per share of our common stock on March 2, 2022, was $17.20.

Awards Under the 2020 Plan

The 2020 Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Stock Options will provide for the right to purchase common shares at a specified price which may not be less than 100% of the fair market value of a share of our common stock on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance criteria established by the Committee. Options may be granted for any term specified by the Committee, which term may not exceed ten years from the date of grant. The 2020 Plan authorizes the Committee to grant stock options that are intended to qualify as “incentive stock options” under the Code to employees and non-qualified stock options to any eligible participant in the 2020 Plan. Holders of stock options will not have any rights as a shareholder with respect to any share of common stock subject to the stock option unless and until such holder becomes the holder of record of such share.

Restricted Stock Awards may be sold to participants at various prices or granted with a nominal purchase price (which purchase price may not be less than par value unless otherwise permitted by applicable state law) and may be made subject to such conditions or restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by us at the original purchase price, or forfeited if no cash consideration was paid by the participant at the time of grant, if the conditions or restrictions are not met. The Committee shall establish the purchase price, if any, and form of payment for each restricted stock award. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse. Dividends may not be paid on restricted stock awards subject to vesting conditions unless and until such conditions are met.

Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to such vesting conditions as may be established by the Committee. Restricted stock units entitle the holder to receive shares of common stock or the value of the common stock underlying those units upon vesting or otherwise as specified by the Committee.  The restricted stock units may be settled in cash and/or common stock as determined by the Committee. The recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied and the shares are issued.

Stock Appreciation Rights, granted by the Committee typically will provide for payments, if any, to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than 100% of the fair market value of our common stock on the date of grant. The Committee may elect to pay SARs in cash or in shares or in a combination of both. SARs granted under the 2020 Plan may not have a term that exceeds ten years from the date of grant.

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividend equivalents will not be awarded in respect of stock options or SARs. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

Performance Awards may be granted by our Compensation Committee which will vest based upon the attainment of specific performance goals that are established by our Compensation Committee and relate to one or more performance criteria on a specified date or dates determined by our Compensation Committee.

Stock Payments may be authorized by the Committee in the form of shares of common stock. Stock payments may be based upon the performance criteria listed below or other specific performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

Performance Criteria

Under the 2020 Plan, the Committee may grant awards that are paid, vest or become exercisable upon the attainment of Company performance criteria, which may include, but are not limited to, one or more of the following business criteria with respect to us, any subsidiary or any division or operating unit thereof or an individual:

•	revenue or billings,

•	sales,
•	cash flow,
•	earnings per share of common stock (including earnings before any one or more of the following:

(1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges, or (6) non-cash equity-based compensation expense),

•	return on equity,
•	total stockholder return,
•	return on invested capital,
•	return on assets or net assets,

•income or net income or pre-tax income,

•operating income or net operating income,

•operating profit or net operating profit,

•	operating margin,
•	cost reductions or savings or expense management,
•	appreciation in the fair market value of a share of common stock,
•	research and development expenses (including research and development expenses as a percentage of sales or revenues),
•	working capital,
•	market share,
•	completion of acquisitions and partnerships,
•	implementation of new technology by customers or partners,
•	completion of settlements and/or licensing arrangements,
•	new product or technology development milestones.
•	comparisons with various stock market indices,
•	capital raised in financing transactions or other financing milestones, and
•	financial ratios

These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Compensation Committee may provide that one or more adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include, but are not limited to, one or more of the following:

•	items related to a change in accounting principle,
•	items relating to financing activities,
•	expenses for restructuring or productivity initiatives,
•	non-cash charges, including those relating to share-based awards
•	other non-operating items,
•	items related to acquisitions or other strategic transactions,
•	items attributable to the business operations of any entity acquired by us during the performance period,
•	items related to the disposal of a business or segment of a business,
•	items related to discontinued operations that do not qualify as a segment of a business under GAAP,
•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period,
•	any other items of significant income or expense which are determined to be appropriate adjustments,
•	items relating to unusual or extraordinary corporate transactions, events or developments,
•	items related to amortization of acquired intangible assets,
•	items that are outside the scope of our core, on-going business activities, or
•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

No Repricing of Awards

The 2020 Plan does not permit our Board of Directors or the Committee, without stockholder approval, to amend the terms of any outstanding option or SAR award under the 2020 Plan to reduce its exercise price or cancel and replace any outstanding option or SAR award for cash or another award when the exercise price per share exceeds the fair market value of the underlying shares.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2020 Plan, the Committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The Committee may allow awards other than ISOs to be transferable pursuant to qualified domestic relations orders. ISOs may not be transferable. If the Committee makes an award transferable, such award shall contain such additional terms and conditions as the Committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, exchange of shares, merger, consolidation, split-up, spin-off, issuance of warrants or other rights to purchase securities of the Company or any other similar transaction or event change affecting our common stock (other than an equity restructuring), the Committee may make equitable adjustments in the number and type of shares of stock subject to the 2020 Plan (including the individual limits and the manner in which Full Value awards are counted), the number and type of shares subject to each outstanding award, the terms and conditions of any award outstanding under the 2020 Plan, and the grant or exercise price of any such award. In the event of an equity restructuring (which includes a transaction such as a stock dividend, stock split, spin-off, rights offerings or recapitalization through a large non-recurring cash dividend that affects the number or kind of share or the share price of common stock), the number and type of shares of stock subject to the 2020 Plan (including the individual limits and the manner in which Full Value awards are counted), the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be equitably adjusted. Adjustments in the event of an equity restructuring will not be discretionary.

In the event of a change of control, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards.

Under the 2020 Plan, a change of control is generally defined as:

•

a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the Securities and Exchange Commission (the “SEC”)) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit 2020 Plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or

•	our consummation (whether we are directly or indirectly involved through one or more intermediaries) of

(1) a merger, consolidation, reorganization, or business combination or (2) the sale or other disposition of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

•

which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Tax Withholding

The Company is entitled to require payment in cash or deduction from other compensation payable to an award holder of all applicable federal, state or local taxes and other amounts required to be withheld by the Company upon the issuance, vesting, exercise or payment of any award. The Company may withhold shares of common stock otherwise issuable under an award in satisfaction of all or a portion of such taxes.

Amendment and Termination of the 2020 Plan

The Board may suspend or terminate the 2020 Plan, or any part thereof, at any time and for any reason. The Committee may also amend the 2020 Plan from time to time, except that the Committee may not, without prior stockholder approval, amend the 2020 Plan in any manner that would increase the maximum number of shares issuable pursuant to awards granted under the 2020 Plan, increase the individual award limits, or that would require stockholder approval to comply with any applicable laws, regulations or rules. No action by our Board of Directors, the Committee or our stockholders may alter or impair any award previously granted under the 2020 Plan without the consent of the holder. The 2020 Plan will continue until terminated by the Committee. No ISOs may be granted under the 2020 Plan after May 29, 2030.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to participants in the 2020 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of U.S. federal income taxation that may be relevant in light of a holder’s personal investment circumstances and a participant receiving an award should rely on the advice of his or her legal and tax advisors. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the 2020 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights. In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Restricted Stock and Restricted Stock Units. An employee to whom restricted stock or restricted stock units is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. Similarly, when restricted stock units vest and the underlying shares of common stock are issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Stock Payments. A participant who receives a stock payment will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Section 409A. Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Section 162(m) Limitation. Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs.  While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.

New Plan Benefits

On February 2, 2022, the Committee approved grants of time-based and performance-based restricted stock units to our senior leadership team (including the NEOs) and a pool of shares of our common stock for grants to non-executive employees, a portion of which are to be granted under the 2020 Plan.  Based on the current plan balance under the 2020 Plan, these grants are conditioned on shareholder approval of this proposal.  If this proposal is approved, the grants will become effective on the date of the Annual Meeting.  The number of restricted stock units to be granted is to be determined based on the price of our common stock over a specified period preceding the date of the Annual Meeting.  The following table sets forth the number of restricted stock units that would have been granted pursuant to the conditional awards or authorized for the individuals and groups identified below if the grants had been made on March 2, 2022 based on the price of our common stock over the specified period preceding that date. If our stockholders approve this Proposal, a portion of the increase in shares of our common stock reserved for issuance under our 2020 Plan would be used to satisfy the conditional awards.

Name and Position	Number of Options	Number of Restricted Stock Units(1)
Jon Kirchner Chief Executive Officer and President, Director	-	355,872
Robert Andersen Chief Financial Officer	-	130,486
Matt Milne Chief Revenue Officer	-	88,968
Geir Skaaden Chief Products and Services Officer	-	142,349
All executive officers as a group (5 persons)	-	788,849
All non-executive directors as a group (7 persons)	-	-
All non-executive employees as a group (1,323 persons)	-	1,317,312
(1)	Performance awards are included at “target” levels. Performance awards may be eligible to vest in 200% of the “target” award levels at “maximum” performance.

Each of our non-employee directors will receive a grant of restricted stock units on the date of the Annual Meeting for a number of shares of our common stock determined by dividing $190,000 by the closing price of our common stock on that date. All other future grants under the 2020 Plan are within the discretion of our Board of Directors or the Committee and the benefits of such grants are, therefore, not determinable.

REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION

The affirmative vote of the holders of a majority of the votes cast is required to approve the proposed amendment to the 2020 Plan. Should such approval not be obtained, then the share reserve under the 2020 Plan will not be increased and the 2020 Plan will remain unchanged.  However, awards will continue to be made under the 2020 Plan until the date all the shares currently reserved for issuance thereunder have been issued or any earlier termination of the 2020 Plan.

The Board of Directors recommends a vote “FOR” the approval of the Amendment to the 2020 Equity Incentive Plan.

Proposal 3— Approval of an Amendment to the Company’s 2020 Employee Stock Purchase Plan

Introduction

Our stockholders are being asked to approve an amendment to our 2020 Employee Stock Purchase Plan (the “ESPP”). The proposed amendment would increase the number of shares of our common stock available for future issuance to our employees and employees of our subsidiaries by 6,000,000 shares. Our Board of Directors approved the amendment on February, 2, 2022, subject to stockholder approval. The ESPP is not being amended in any material respect other than to increase the share reserve.

The ESPP is an important component of the overall compensation package we offer to our employees. The ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount from market value and to benefit from stock price appreciation, thus enhancing the alignment of employee and shareholder interests.

The amendment ensures that we will have a sufficient reserve of common stock available under the ESPP to provide our eligible employees with the continuing opportunity to acquire a stock ownership interest in us. As of March 2, 2022, there were approximately 22,632 shares available for issuance under the ESPP. Based on past participation rates, the remaining shares are not sufficient to cover another purchase period under the ESPP. If this amendment to add 6,000,000 shares to the ESPP is approved, it is expected (based on past participation in the ESPP) that there will be sufficient shares available under the ESPP to satisfy our equity needs for approximately four years. The time period may vary depending on the price of our common stock and plan participation.

If our stockholders approve the amendment of the ESPP, a total of 8,000,000 shares will be reserved for issuance under the ESPP, consisting of the initial share reserve of 2,000,000 shares under the ESPP and the new share increase of 6,000,000 shares.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading Capital Changes.

The amendment is being submitted for stockholder approval in order to ensure that the ESPP meets the requirements of Section 423 of the Code.

Summary of the ESPP

The principal features of the ESPP, as amended, are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself, a copy of which is filed as Exhibit 4.11 to the Registration Statement on Form S-8 filed on June 1, 2020, and the Form of Plan Amendment to the ESPP attached to this proxy statement as Appendix B.

Purpose.  The primary purpose of the ESPP is to assist employees of the Company and its designated subsidiaries in acquiring a stock ownership interest in the Company and to help employees provide for their future security and to encourage them to remain in the employment of the Company and its designated subsidiaries.

Administration. The ESPP is administered by the Compensation Committee of our Board of Directors.

Share Reserve. Subject to adjustments described in the section titled “Capital Changes”, the maximum number of shares of the Company’s common stock reserved for issuance under the ESPP is 8,000,000 shares. This share reserve is comprised of the 2,000,000 shares initially approved for issuance under the ESPP and the 6,000,000 share increase approved by the Board on February 2, 2022 subject to stockholder approval at the Annual Meeting. As of March 2, 2022, a total of 22,632 shares of common stock remained available under the ESPP for future issuance.

Plan Structure.  The ESPP includes a component  (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and any subsidiary of the Company where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any subsidiary, individual, offering or grant) and also a separate component (the “Non-Statutory Plan”) which permits offerings of grants to employees of certain non-U.S. subsidiaries that are not intended to satisfy the requirements of Section 423 of the Code. The total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plan. Offerings under the Non-Statutory Plan may be made to achieve desired tax or other objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions. Other than the share reserve, the Compensation Committee is authorized to adopt special provisions, rules and procedures for a particular Non-Statutory Plan that are different from and may, in certain cases supersede the provisions of the ESPP, without seeking stockholder approval.

Eligibility. Only employees of the Company and any of its majority-owned subsidiaries (whether now existing or hereafter established or acquired) which have been designated by the Compensation Committee as participating companies under the ESPP may participate in the ESPP. For this purpose, an “employee” is any person who is regularly employed at least 20 hours per week and five months per calendar year by the Company or any of its designated subsidiaries. The Compensation Committee may also, at its discretion, waive either or both of these service requirements for either or both of the Purchase Plans without shareholder approval. No employee will be permitted to subscribe for shares under the ESPP if, immediately upon purchase of the shares, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor will any employee be granted a purchase right that would permit him or her to buy more than $25,000 worth of stock under the ESPP in any calendar year (valued at the time such purchase right is granted) for each calendar year during which such purchase right is outstanding at any time.

As of March 2, 2022, there were approximately 1,900 employees (including 5 officers) of the Company and its subsidiaries eligible to participate in the ESPP.

Offering Periods. The ESPP is implemented by a series of consecutive, overlapping 24-month offering periods, commencing September 1 and March 1 of each year. The Compensation Committee may change the duration and timing of offering periods under the ESPP, but in no event may an offering period exceed twenty-seven months. Each offering period is comprised of four six-month purchase periods. Each purchase period will be approximately six (6) months long and will commence on September 1 or March 1 (or the next day on which Company stock is actively traded, if not actively traded on the relevant September 1 or March 1). Purchase dates are currently set for the last trading day in each six (6)-month purchase period during an offering period and will generally occur on each August 31 and February 28 (or the immediately preceding day on which Company stock is actively traded, if not actively traded on the relevant August 31 or February 28). The Compensation Committee may change the frequency or duration of the purchase periods in the future. If the fair market value of our common stock on any purchase date during an offering period is less than the fair market value on the first trading day of that offering period, then that offering period will immediately terminate and a new twenty-four month offering period and a new six-month purchase period will commence the day following that purchase date.

Subject to the eligibility requirements described above and completion of all required enrollment documentation, an employee will be able to participate in the ESPP on the first day of the first offering period beginning on or after the date on which such employee starts employment.

Purchase Price. The purchase price per share at which shares will be purchased during each purchase period under the ESPP is 85% of the lower of either (a) our common stock’s fair market value on the first trading day of the offering period or (b) our common stock’s fair market value on the applicable purchase date. The fair market value of the common stock on a given date is the closing price as reported by NASDAQ. The closing price per share of our common stock on March 2, 2022 was $17.20.

Payment of Purchase Price. Payroll Deductions. Participants may contribute up to 100% of their eligible compensation (after tax) through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and are included with the general funds of the Company.

Funds received upon purchase of stock under the ESPP will be used for general corporate purposes. An employee may purchase up to 8,000 shares during an offering period under the ESPP and up to 2,000 shares during any six-month purchase period. Any payroll deductions not applied to the purchase of shares due to the application of this limitation will be refunded to the participant. Participants also may not buy a fraction of a share, and any cash remaining in a participant’s account to buy less than a whole share will automatically be rolled over into the next purchase period.  The Compensation Committee may change the individual limits at its discretion.

Withdrawal. A participant may withdraw from the ESPP by signing and delivering a notice of withdrawal from the ESPP prior to the last day of the offering period.

Termination of Employment. Termination of a participant’s employment for any reason cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant. A transfer of employment from one participating company to another will not constitute a termination of employment for purposes of the ESPP.

Share Proration. If the number of shares to be purchased exceeds either the number of shares available under the ESPP on either the first day of an offering period or the purchase date, then the available shares may be allocated among the participants on a pro rata basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to such individual, will be refunded to such participant.

Capital Changes. In the event of any increase or decrease in the number of shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any other increase or decrease effected without our receipt of consideration, the number of shares reserved under the ESPP, the maximum number of shares that may be purchased by a participant and the price per share and number of shares of our common stock covered by each outstanding purchase right will be adjusted proportionately. Such adjustments will be made by our Board of Directors whose determination in that respect will be final, binding and conclusive.

Effect of Sale of Assets or Merger. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the ESPP will be assumed, or an equivalent purchase right will be substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If the successor corporation (or a parent or subsidiary of such successor corporation) refuses to assume the purchase rights under the ESPP or to provide equivalent rights, the purchase period and offering periods then in progress will be shortened and a new purchase date will be set. This date will be the day prior to the consummation of the merger or sale.

Assignability.  No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Amendment and Termination of the ESPP. The ESPP may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by our Board of Directors.  Stockholder approval of any such amendment or modification will be obtained to the extent necessary to comply with Section 423 of the Code or any other applicable law, regulation or stock exchange rule. The ESPP will be in effect until the share reserve is exhausted, unless our Board of Directors terminates the ESPP at an earlier date.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

The ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the ESPP. Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION

The affirmative vote of the holders of a majority of the votes cast is required to approve the proposed amendment of the ESPP. If the amendment is not approved by our stockholders, the ESPP will continue in full force and effect until the date all the shares currently reserved for issuance thereunder have been issued or any earlier termination of the ESPP.

The Board of Directors recommends a vote “FOR” the approval of the Amendment to the ESPP.

Equity Compensation Plan Information

We have two equity compensation plans that have been approved by our stockholders: the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	8,787,358 (1)	$25.22	5,152,500 (2)
Equity compensation plans not approved by security holders	0	0	0
Totals	8,787,358		5,152,500

(1)

The number under column (a) includes 447,238 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $25.22 and 8,340,120 shares issuable upon the vesting of outstanding restricted stock unit awards and performance-based restricted stock unit awards at “target” levels. Excludes outstanding purchase rights under the 2020 Employee Stock Purchase Plan.

(2)

Includes 395,617 shares remaining available for future issuance under the 2020 Equity Incentive Plan, 3,995,176 shares remaining available for future issuance under the legacy TiVo Corporation 2008 Equity Incentive Plan (which plan was assumed by the Company in connection with the Merger as approved by the stockholders of the Company prior to the Merger) and 761,707 shares remaining available for future issuance under the 2020 Employee Stock Purchase Plan.

48	XPERI - Proxy Statement

Executive Officers

Set forth below are the name, age and position of each of our executive officers as of February 28, 2022.

Name	Age	Position(s)
Jon Kirchner	54	Chief Executive Officer and President, Director
Robert Andersen	58	Chief Financial Officer
Paul Davis	46	Chief Legal Officer and Corporate Secretary
Samir Armaly*	49	President, IP Licensing
Matt Milne	54	Chief Revenue Officer
Geir Skaaden	55	Chief Products and Services Officer

* Mr. Armaly’s employment with the Company terminated effective March 1, 2022.

The following are biographical summaries of our executive officers other than Mr. Kirchner, for whom a biographical summary is set forth under “Proposal 1—Election of Directors”.

Robert Andersen is Chief Financial Officer of Xperi Holding Corporation. Prior to the merger with TiVo Corporation, he served as Executive Vice President and CFO of Xperi Corporation. Mr. Andersen joined Xperi Corporation in 2014 as CFO of Tessera Technologies, Inc., the predecessor to Xperi Corporation before the acquisition of DTS, Inc. in 2016. Mr. Andersen has many years of leadership experience in Silicon Valley at both private and public technology companies, including Phoenix Technologies, Wind River Systems and Hewlett Packard. Mr. Andersen served on the board of directors of Quantum Corporation through March 2017. He currently serves as chairman of the Alameda County Community Food Bank board of directors. Mr. Andersen holds a B.A. in economics from the University of California, Davis, and an MBA from the Anderson School of Management at the University of California, Los Angeles.

Paul Davis is Chief Legal Officer and Corporate Secretary of Xperi Holding Corporation. Prior to the merger with TiVo Corporation, he served as General Counsel and Corporate Secretary of Xperi Corporation. Mr. Davis joined Tessera Technologies, Inc. the predecessor to Xperi Corporation in 2011 and in 2013 was promoted to Senior Vice President, General Counsel and Corporate Secretary. Before joining the Company, he was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where his practice focused on mergers and acquisitions, corporate securities matters and corporate governance. Mr. Davis holds a J.D. from the University of California, Hastings College of the Law and B.A. degrees in history and political science from the University of California, San Diego. While at Hastings, he was magna cum laude, an Order of the Coif member and a managing editor on the Hastings Law Journal.

Samir Armaly was President, Intellectual Property (IP) Licensing of Xperi Holding Corporation and was responsible for all aspects of the Company’s IP business prior to his termination as of March 1, 2022. He joined the Company in June 2020 after the merger between Xperi Corporation and TiVo. Prior to joining the Company, Mr. Armaly had been involved with TiVo’s IP business for a quarter century, holding various management roles with Gemstar – TV Guide, Rovi and TiVo throughout the years. Mr. Armaly began his career in private practice where he first worked on TiVo Corporation’s patent portfolio, along with representing a variety of other leading technology companies. Mr. Armaly holds a J.D. from the University of California, Berkeley and a B.S. degree in Mechanical Engineering from the University of Missouri, Columbia.

Matt Milne is Chief Revenue Officer of Xperi Holding Corporation. Prior to the merger between Xperi Corporation and TiVo, he served as TiVo’s Chief Revenue Officer beginning in January 2017. Mr. Milne joined TiVo (then Rovi) in February 2011 and served as Senior Vice President, CE Sales from 2011 to 2012. During his employment at TiVo, he also served as Executive Vice President, Worldwide Sales and Marketing from January 2012 to May 2014 and as Senior Vice President responsible for Tier 1 Intellectual Property Licensing and Sales from May 2014 to April 2016. He was promoted to Chief Revenue Officer in January 2017 after serving as SVP and GM of Intellectual Property and Licensing from April 2016. Prior to joining TiVo, Mr. Milne held various sales, marketing and product leadership positions at DivX, MediaFLO USA (a wholly owned subsidiary of Qualcomm Incorporated), Viewsonic, Gateway, Inc., Cameo Technologies and Western Digital. Mr. Milne holds a B.A. in business from California State University, Fullerton and an MBA from California State Polytechnic University, Pomona.

Geir Skaaden is Chief Products and Services Officer of Xperi Holding Corporation, leading the Company’s portfolio of imaging, audio, user experience and discovery solutions. Prior to the merger between Xperi Corporation and TiVo,

XPERI - Proxy Statement	49

Mr. Skaaden was Chief Products and Services Officer of Xperi Corporation. He served as DTS’s Executive Vice President, Products, Platforms and Solutions from October 2015 until its acquisition by Xperi Corporation in December 2016, having previously served as DTS’s Senior Vice President, Corporate Business Development, Digital Content and Media Solutions. Earlier, he held a number of leadership roles where he oversaw product management, business development, global licensing and marketing. Before joining DTS in 2008, Mr. Skaaden had served as the Chief Executive Officer at Neural Audio Corporation. Mr. Skaaden holds a B.A. in Finance from the University of Oregon, a Business degree from the Norwegian School of Management and an M.B.A. from the University of Washington.

50	XPERI - Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 28, 2022, with respect to the beneficial ownership of shares of our common stock by (i) each person who we know beneficially owns more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each named executive officer, and (iv) all current directors, nominees and executive officers as a group.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity includes common stock underlying options held by the person or entity that are exercisable within 60 days of February 28, 2022, and common stock underlying RSUs held by the person or entity that will vest within 60 days of February 28, 2022, but excludes common stock underlying options and RSUs held by any other person or entity. Percentage of beneficial ownership is based on 104,014,490 shares of common stock outstanding as of February 28, 2022.

Name of Beneficial Owner	Number of Shares	Percentage Ownership
Five Percent Stockholders
BlackRock, Inc. (1)	16,419,514	15.8%
Ameriprise Financial, Inc. (2)	12,383,424	11.9%
Vanguard Group, Inc. (3)	11,819,766	11.4%
Directors and Executive Officers
Jon Kirchner (4)	493,956	*
Robert Andersen (5)	163,919	*
Rau Raghavendra (9)	149,478	*
Samir Armaly (6)	469,323	*
Geir Skaaden (7)	92,075	*
Matt Milne (8)	74,169	*
Christopher Seams (9)	71,364	*
David Habiger (9)	56,917	*
Daniel Moloney (9)	46,781	*
Darcy Antonellis (9)	33,463	*
Laura Durr (9)	32,094	*
Tonia O'Connor Mayes (10)	3,733	*
All directors and current executive officers as a group (13 persons) (11)	1,786,734	1.7%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.
(1)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Black Rock, Inc. has sole voting power as to 16,223,911 shares and sole dispositive power as to 16,419,514 shares. The information in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on January 27, 2022 by Black Rock, Inc.

(2)

The address for Ameriprise Financial, Inc. (“AFI”) is 145 Ameriprise Financial Center, Minneapolis, MN 55474. AFI has shared voting power as to 12,158,642 shares and shared dispositive power as to 12,383,424 shares. Columbia Management Investment Advisers, LLC (“CMIA”) has shared voting power as to 12,158,642 shares and shared dispositive power as to 12,380,209 shares. Columbia Seligman Communications and Information Fund (“Fund”) has sole voting power and shared dispositive power as to 7,124,641 shares. CMIA and AFI do not directly own any shares of Common Stock. CMIA is the investment adviser to the Fund. AFI is the parent holding company of CMIA. CMIA and AFI do not directly own any shares of Common Stock. As the investment adviser to the Fund, CMIA may be deemed to beneficially own the shares reported herein by the accounts. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein by the accounts. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The information

XPERI - Proxy Statement	51

in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on February 14, 2022 by Ameriprise Financial, Inc.
(3)

The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA, 19355. Vanguard Group, Inc. has shared voting power as to 105,338 shares, sole dispositive power as to 11,627,533 shares and shared dispositive power as to 192,233 shares. The information in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on February 9, 2022 by Vanguard Group, Inc.

(4)

Includes 71,234 shares issuable upon exercise of outstanding options held by Mr. Kirchner, exercisable within 60 days of February 28, 2022 and 27,405 shares subject to RSUs that will vest and settle within 60 days of February 28, 2022.

(5)

Includes 39,000 shares issuable upon exercise of outstanding options held by Mr. Andersen, exercisable within 60 days of February 28, 2022 and 37,751 shares subject to RSUs that will vest and settle within 60 days of February 28, 2022.

(6)

Includes 33,970 shares issuable upon exercise of outstanding options held by Mr. Armaly, exercisable within 60 days of February 28, 2022 and 17,796 shares subject to RSUs that will vest and settle within 60 days of February 28, 2022. Includes 335,479 shares subject to PSUs and 36,765 shares subject to RSUs with accelerated vesting under the terms of Mr. Armaly’s separation agreement with the Company.

(7)

Includes 12,059 shares issuable upon exercise of outstanding options held by Mr. Skaaden, exercisable within 60 days of February 28, 2022 and 36,539 shares subject to RSUs that will vest and settle within 60 days of February 28, 2022.

(8)	Includes 20,762 shares, held by Mr. Milne, subject to RSUs that will vest and settle within 60 days of February 28, 2022.
(9)	Includes 9,073 shares for Messrs. Habiger, Moloney, Rau, and Seams and Ms. Antonellis & Durr, subject to RSUs that will vest and settle within 60 days of February 28, 2022.
(10)	Includes 3,733 shares for Ms. O'Connor, subject to RSUs that will vest and settle within 60 days of February 28, 2022.

(11) Includes 170,063 shares issuable upon exercise of outstanding options held by current officers and directors as a group, exercisable within 60 days of February 28, 2022, and 222,972 shares subject to RSUs that will vest and settle within 60 days of February 28, 2022.

52	XPERI - Proxy Statement

Executive Compensation and Related Information

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following discussion and analysis contains statements regarding company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This Compensation Discussion and Analysis (CD&A) describes the Company’s executive compensation philosophy, objectives and programs, as well as the compensation-related actions taken in 2021 with respect to our named executive officers. Our named executive officers, or NEOs, for fiscal year 2021 are identified as follows:

•	Jon Kirchner – Chief Executive Officer (CEO)
•	Robert Andersen – Chief Financial Officer (CFO)
•	Samir Armaly – President, IP Licensing
•	Matt Milne – Chief Revenue Officer
•	Geir Skaaden – Chief Product and Services Officer

Compensation Philosophy and Objectives

We have designed our executive compensation program to reward our executive officers, including the NEOs, to be in alignment with the overall strategic and financial performance of the Company with the ultimate goal of building long-term stockholder value. We construct our compensation packages to provide remuneration sufficient to attract, retain and motivate our executives to exert their best efforts in the highly competitive consumer electronics and intellectual property licensing environments in which we operate. The compensation of our NEOs is comprised of base salaries, short-term performance-based cash incentives, and long-term incentives delivered in the form of equity compensation that is earned over a multi-year period. Our approach to short-term compensation is to pay for current results and strategic actions taken that are expected to translate into improved future financial performance. Combined with our emphasis on long-term equity compensation, we believe this approach appropriately motivates, rewards and retains our executives, while providing strong alignment with our stockholders. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay competitively if strategic and financial performance objectives are met and less so if variable pay metrics are missed.

The Compensation Committee has established the following set of objectives for our executive compensation program:

•

Compensation should be market competitive.  Our compensation program is designed to provide competitive total compensation relative to the relevant labor markets for our NEOs while maintaining fiscal responsibility for our stockholders, allowing us to attract and retain individuals of appropriate ability and managerial talent;

•

Compensation should reward performance and support our business strategy.  A majority of our NEOs’ total compensation opportunities is variable or dependent upon the achievement of key business results and is intended to link incentive award opportunities to the achievement of company and functional performance goals or appreciation in our stock price; and

•

Compensation should be aligned with stockholders’ interests.  Our compensation program also seeks to reward our executive officers for increasing our stock price over the long-term and maximizing stockholder value by providing a significant portion of total compensation opportunities for our executive officers in the form of direct ownership in our company through long-term equity incentive awards.

XPERI - Proxy Statement	53

2021 Executive & Compensation Highlights

Our executive compensation program plays an important role in attracting, retaining and rewarding individuals with the ability and vision to lead our business, drive our long-term success and deliver stockholder value.

For our fiscal year ended December 31, 2021, the key highlights of our executive compensation program included:

•

Compensation of Chief Executive Officer.  The Compensation Committee adjusted the compensation package for Mr. Kirchner to be reflective of both the market value of his role and his expertise and domain knowledge in broad IP and product / technology licensing. We believe this market competitive compensation package and structure aligns Mr. Kirchner’s interests with stockholders in the pursuit of long term-value creation.

o

Mr. Kirchner’s annual base salary was increased from $670,000 to $750,000, consistent with the Committee’s review of relevant market data and the positioning of the other NEOs’ salaries relative to market.

o

Mr. Kirchner was granted an equity award with 70% of the award tied to multi-year performance-based restricted stock units and 30% of the award allocated as time-based restricted stock units. The performance-based award structure was enhanced in 2021 to include an additional performance modifier based on relative total shareholder return (“TSR”).

The chart below illustrates the mix of the total target direct compensation for our CEO in 2021 and its heavy weighting towards at-risk and long-term pay incentives.

The graphic above includes the CEO’s annualized base salary and annual target bonus for fiscal year 2021. The long-term incentive compensation percentage is based on the grant date fair value of the underlying equity awards (at target, in the case of performance-based restricted stock unit awards) and does not represent the compensation actually realized or currently realizable by our CEO from such awards. The restricted stock units vest in four equal installments upon completion of each year of service over the four-year period measured from the grant date and the performance-based restrict stock units cliff vest after three years based upon the achievement of a three-year stock price appreciation and relative TSR target.

54	XPERI - Proxy Statement

•

Pay-for-Performance – Annual Incentive Bonus Payments.  Our annual cash incentive program is structured to only pay when rigorous goals are achieved. Despite having success in a number of areas in our business, we did not meet the overall financial targets established for fiscal year 2021. As a result, the short-term incentive payments to our named executive officers were funded at less than 100% as described in the Annual Performance-Based Cash Incentive Bonuses section.

•

Revised Executive Compensation Design Following Shareholder Outreach. As part of our annual stockholder outreach we requested feedback from our largest stockholders on our governance profile and specifically our compensation structure. During these sessions, we shared our revised performance-based equity structure for all executives including heavily weighted, multi-year performance targets.  Stockholder responses to the equity grant structure were favorable overall. The proposed structure was implemented in the 2021 and the most recent 2022 equity grants. Highlights of such stockholder feedback are listed below with further details about the components of our executive compensation program in the “Executive Compensation Components” section below.

Investor feedback on Executive Compensation	Compensation Design Elements
Continued use of heavily weighted performance-based equity awards

The equity grants are heavily weighted toward performance-based restricted stock unit awards with our CEO and our President, IP Licensing having 70% of awards weighted to performance-based stock unit awards and all other NEOs having 50% of awards weighted to performance-based restricted stock unit awards.

Performance periods of at least three years	The performance period for the performance-based restricted stock unit awards is three years.
Use of metrics that compare Company performance to a benchmark or comparative group	The performance-based restricted stock unit awards are tied to stock price appreciation for the Company and also includes a TSR modifier tied to the Russell 2000 index.

XPERI - Proxy Statement	55

Summary of Certain Executive Compensation Practices

We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. We have adopted the following policies and practices with respect to executive compensation programs in which the NEOs participate:

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total direct compensation to the achievement of strong financial performance and a balanced mix of performance metrics established in advance by the Compensation Committee.

No Tax Gross-Ups: We do not provide tax gross-ups to our named executive officers for excess parachute payments or other benefits.
Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.	No “Single Trigger” Severance Payments: We do not have “single trigger” severance payments payable solely on account of the occurrence of a change of control event.

Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.

No Special Perquisites: We do not generally provide special perquisites for executives, such as club memberships, supplemental executive retirement plans or supplemental executive health benefits.
Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of the Company’s executive and broad- based compensation programs to ensure prudent risk management.

No Hedging in Company Securities: Our employees, including our executives and directors are prohibited from engaging in any hedging transaction with respect to Company equity securities (vested or unvested).

Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.	No Pledging of Company Securities: Our executives and directors are prohibited from pledging Company securities.

Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for the CEO and 1x for other executives) or Board retainers (3x for directors).

No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plan.

“Clawback” Policy: Our clawback policy provides that our Compensation Committee or Board of Directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event of restatement of the Company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws.

No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discounted stock options or stock appreciation rights. Further the Company’s 2020 Equity Incentive Plan prohibits repricing of stock options or stock appreciation rights without stockholder approval.

Negative Discretion: The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.	No Dividends Paid or Accrued on Awards Prior to Vesting

56	XPERI - Proxy Statement

Compensation-Setting Process

The Compensation Committee oversees our executive compensation program. In designing and implementing the various components of our 2021 executive compensation program, the Compensation Committee considered market and industry practices and trends and input from the Compensation Committee’s compensation consultant and management, as well as the impact of our compensation program on our financial results. While the Compensation Committee considers all factors in its deliberations, it places no formal weighting on any one factor.

The Compensation Committee retained Compensia, a national compensation consulting firm, to assist it in the determination of the key elements of our executive compensation programs. See discussion in the “Setting Executive Compensation” section below for a discussion regarding the 2020-2021 peer group. Compensia provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advised on, among other things, structuring our various compensation programs and determining the appropriate levels of base salary, bonus and other long-term incentive compensation payable to our executive officers. Compensia reports to and is accountable to the Compensation Committee and may not conduct any other work for us without the authorization of the Compensation Committee. Compensia did not provide any services to us in 2021 beyond its engagement as an advisor to the Compensation Committee on executive and Board compensation matters. After review and consultation with Compensia, the Compensation Committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2021. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

To aid the Compensation Committee in making its 2021 compensation determinations, our CEO provided recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each NEO other than our CEO, in turn, participated in an annual performance review with our CEO to provide input about their contributions to our success for the period being assessed. The Compensation Committee gathered data on our CEO’s performance through several channels, including qualitative and quantitative assessments of the Company’s performance, discussions with other members of the management team and discussions with other members of our Board of Directors. Each Compensation Committee meeting ordinarily includes an executive session without members of our management team present.

For purposes of our annual and long-term incentive compensation programs, corporate performance goals for 2021 awards were based on the Company’s 2021 financial plan as approved by our Board of Directors. Our CEO, after discussions with the management team, then recommended a subset of these goals to the Compensation Committee as the corporate performance goals underlying our annual cash incentive bonus plan and performance-based equity awards. We believe that the achievement of these performance goals is based on the successful efforts and contributions of our NEOs. As described below, the Compensation Committee retains the authority under our annual cash incentive plan to authorize bonus payments to our NEOs that are less than the bonus payments that would otherwise be awarded based on our achievement of the performance goals established for the plan.

Setting Executive Compensation

The Compensation Committee reviews competitive compensation practices and the financial performance of comparable companies, typically, at least annually. This analysis provides the necessary background to the Compensation Committee to ensure that compensation opportunities for our executive officers are competitive with compensation practices among comparable companies and that actual compensation paid to our executive officers is appropriately aligned with our performance in the past year.

Following the Merger, Compensia worked with the Compensation Committee to identify a peer group of companies to be used in the competitive assessment of 2020 compensation following the Merger. The same peer group was used in early 2021 for purposes of evaluating whether compensation adjustments for our NEOs for 2021 were appropriate. The companies comprising the peer group are selected because the Compensation Committee, management and Compensia believe they are representative of the type of companies which we currently, and may in the future, compete with for executive talent. In selecting peer companies, we used a number of targeted criteria designed to reflect our unique business structure. Given the limited number of directly comparable companies from a business perspective, the criteria were expanded in some cases to include companies that the Compensation Committee considered to be a close fit in terms of business focus and/or with which we might compete for executive talent. As a result, some companies may not satisfy all of the selection criteria. Our peer group is based on the following criteria:

XPERI - Proxy Statement	57

•	Industry: Companies in the semiconductor, semiconductor equipment, audio and imaging technology, IP licensing, and other technology hardware sectors.
•	Revenue: Companies with revenues that were 0.4x to 2.5x our revenue and we also reviewed revenue as compared to our annual billings.
•

Market Capitalization: Companies with market capitalizations that reflect the differences in our business model as a technology licensing company, which would not be accurately reflected if we selected peer companies based solely on annual revenue. We selected companies with a market capitalization that was generally within a range of 0.3x to 3.0x our market capitalization.

•	Geographic Location: Companies based in the U.S. with an emphasis on firms headquartered in the San Francisco Bay Area.

2020 - 2021 PEER GROUP

8x8 Inc. (EGHT)	Knowles Corp. (KN)
Box, Inc. (BOX)	LiveRamp Holdings, Inc. (RAMP)
Commvault Systems, Inc. (CVLT)	MicroStrategy Inc. (MSTR)
Dolby Laboratories, Inc. (DLB)	Monolithic Power Systems, Inc. (MPWR)
FireEye, Inc. (FEYE)	Nuance Communications, Inc. (NUAN)
Infinera Corporation (INFN)	Plantronics Inc. (PLT)
Inphi Corporation (IPHI)	Semtech Corporation (SMTC)
InterDigital, Inc. (IDCC)	Synaptics Incorporated (SYNA)
j2 Global, Inc. (JCOM)	Universal Electronics Inc. (UEIC)

The details of our standings relative to our peer groups with respect to revenue and market capitalization are below:

Annual Revenue:		Market Cap:	Ownership / Location:	Industry:
	Last 4Q ($MM) as of 7/8/20	A Public Company with Annual Revenue Between 0.4x to 2.5x Xperi	Between 0.3x and 3.0x Xperi	Public Companies headquarterd in US	Electronic Equipment, EO/Entertainment Technology, Software & Consumer Electronics
8x8	$446	●	●	●	●
Box	$717	●	●	●	●
Commvault Systems	$671	●	●	●	●
Dolby Laboratories	$1,245	●		●	●
FireEye	$903	●	●	●	●
Infinera	$1,336	●	●	●	●
Inphi	$423			●	
InterDigital	$327		●	●	●
J2 Global	$1,405	●	●	●	●
Knowles	$838	●	●	●	●
LiveRamp Holdings	$381		●	●	
MicroStrategy	$482	●	●	●	●
Monolithic Power Systems	$652	●		●	
Nuance Communications	$1,854	●		●	●
Plantronics	$1,697	●	●	●	●
Semtech	$549	●	●	●	
Synaptics	$1,351	●	●	●	
Universal Electronics	$721	●	●	●	●

Although we maintain the peer group for executive compensation and performance reference purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers. By contrast, survey data has the advantage of including data on executive positions beyond what is available in public filings, but may not be specific to the selected companies in the peer group. In light of this, the Compensation Committee also reviewed data from the Radford Executive Survey, which consists of

58	XPERI - Proxy Statement

approximately 600 companies throughout the United States primarily from technology industries with revenues between $500 million and $3 billion for our NEOs (other than the CEO and CFO). We look at multiple cuts of data from the survey, including national data across industries, location data across industries and specific industry cuts, and within those industry and geographic groups we align revenues to be consistent with the peer group. With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.

We believe that by utilizing both publicly available peer group data and the survey data from the published surveys in which we participate, we are able to develop the best set of robust competitive data reasonably available for use in making compensation decisions. The Compensation Committee, when making compensation adjustments for the NEOs, reviews the publicly available peer group data and the survey data to ensure that, following any compensation adjustment, the total compensation of NEOs falls within the Company’s guidelines.

Based on the objectives outlined above, the Compensation Committee strives to set target total direct compensation opportunity at competitive levels for the markets in which we compete for executive talent and that are appropriate for the skills, experience and performance of each individual. However, the Compensation Committee does not establish compensation levels based solely on benchmarking. The Compensation Committee instead relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus opportunity and long-term equity incentive awards after reviewing our performance and carefully evaluating each NEO’s performance during the year, leadership qualities, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee does not guarantee that any NEO will receive a specific market-derived compensation level.

In addition, the Compensation Committee has taken the approach of determining the mix of compensation elements, such as base salary, target bonus opportunity and equity awards, on an individual basis. The Compensation Committee allocates target total direct compensation between cash and equity compensation based on a number of objective and subjective factors, including competitive practices among the comparable companies, the role and responsibilities of the individual executive, and the nature of the behaviors the incentives are intended to motivate. The Compensation Committee’s philosophy is to balance compensation between long-term and short-term compensation, cash and non-cash compensation, and to take into account the roles and responsibilities of the individual executive.

Impact of 2021 “Say-on-Pay” Vote

We held our last "say-on-pay" vote in 2021 and over 93 percent of the votes cast on such proposal were in favor of the compensation of the NEOs.  The Compensation Committee will continue to take into account future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our programs and policies are warranted to reflect stockholder concerns or to address market developments.

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Executive Compensation Components

The graphic below includes the components of the NEO’s 2021 compensation.

Base Salary

The base salary for each executive officer is initially established through negotiation at the time the executive is hired, taking into account the Company’s needs, the executive’s qualifications, experience, competitive market data, overall compensation arrangements, internal equity and relevant survey data. In determining whether to make subsequent adjustments to the base salaries of our executive officers, the Compensation Committee reviews information regarding compensation paid to individuals holding comparable positions at our peer group companies as well as relevant market data from the applicable Radford Executive Compensation survey. In addition, the Compensation Committee will determine whether to approve increases to our executive officers’ base salaries based upon the Company’s performance, their individual performance in accomplishing functional or team goals, changes in duties and responsibilities and the recommendations of our CEO (except with respect to his own base salary). No formulaic or guaranteed base salary increases are provided to the NEOs. In general, while the Compensation Committee does not attempt to set the various components of executive compensation at a certain target percentile within our peer group, executive base salaries for 2021 generally fell between the 35th and 60th percentiles of the relevant comparable compensation data.

As part of the annual executive compensation review, the following change was made in base salary for our CEO effective March 1, 2021. No changes were made to base salaries of the other NEOs.

Named Executive Officer	2021 Base Salary	2020 Base Salary	% Adjustment
Jon Kirchner	$750,000	$670,000	12%

The actual base salaries paid to the NEOs during 2021 are set forth in the “2021 Summary Compensation Table.”

Annual Performance-Based Cash Incentive Bonuses

Our NEOs (other than Mr. Milne) are eligible to receive an annual cash incentive bonus under our annual bonus plan, which we refer to as our MBO Plan. Mr. Milne participates in the Sales Incentive Compensation Plan (the

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“Commission Plan”), the details of which are discussed more fully in the section below entitled “Sales Incentive Compensation Plan”. The target and maximum bonus opportunities for our NEOs participating in the MBO Plan and the target bonus opportunity for Mr. Milne, in each case expressed as a percentage of base salary, are as follows:

Named Executive Officer	Target	Maximum
Jon Kirchner	100%	200%
Robert Andersen	75%	150%
Samir Armaly	100%	200%
Matt Milne	75%	--
Geir Skaaden	75%	150%

Participants may receive a smaller award (or no award) if we do not achieve a target level of performance and, except for Mr. Milne, a larger award (capped at a level that provides executives an opportunity to earn larger awards by exceeding performance objectives based on the multiplier discussed below) if we exceed the target level of performance. Payments of above-target bonuses may be made only if we exceed our corporate financial objectives.

Performance Goals

Bonuses paid to our NEOs under our MBO Plan are based on our achievement of specific pre-established corporate performance goals and upon an evaluation of the individual officer’s performance for their efforts tied to the corporate and operational goals for the year. The corporate performance goals for 2021 were a combination of financial goals (related to revenue and Non-GAAP operating profit) and operational goals (related to product commercialization, IP licensing goals and operational excellence/integration goals) that are all directly supportive of our short-term and long-term strategic plans. The weighted goal categories for each NEO are set forth below.

	Financial Goals		Operational Goals
Named Executive Officer	Revenue (2)	Non-GAAP Operating Profit (2)	Execution in Product Commercialization / IP Licensing	Operational Excellence / Integration
Jon Kirchner	60%	40%	—	—
Robert Andersen	30%	30%	—	40%
Samir Armaly (1)	30%	30%	30%	10%
Geir Skaaden	30%	30%	20%	20%

(1)	For measuring Mr. Armaly’s performance against financial goals, 30% was weighted on MBO Plan revenue from IP Licensing and 30% was weighted on Non-GAAP operating profit for the full Company.
(2)	MBO Plan revenue and non-GAAP operating profit are described below.

2021 Financial Goals and Achievement

Set forth below are the financial goals (as well as the Company’s actual results for such goals), for purposes of the 2021 MBO Plan. The 2021 MBO Plan revenue target is based on year-over-year growth and established at a higher than 2020 revenue target. However, the year end results for 2020 included approximately $295 million of revenue from three IP licensing deals that were not recurring. These one-time items were excluded from the 2020 baseline used to establish a 2021 target of 5% growth for the MBO Plan revenue and a stretch Revenue Growth target of 6% for the multiplier matrix (described below).

Financial Goals
Target	Threshold	Achievement
$893 million in total MBO Plan revenue (1)	$714.4 million in total MBO Plan revenue	98.3% achieved with $877.7million in MBO Plan revenue
$277 million in non-GAAP operating profit (2)	$221.6 million in non-GAAP operating profit	100% achieved with $291.4 million in non-GAAP operating profit

(1)	For measuring Mr. Armaly’s performance against financial goals, the target performance level for MBO revenue from IP licensing was set at $388 million.

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(2)

For purposes of calculating non-GAAP operating profit, we used the calculation of MBO Plan revenue and excluded from expenses stock-based compensation, acquisition-related expenses, separation costs and amortization of intangibles.

The revenue goal must be attained at the threshold level for any payment under the MBO Plan (regardless of level of attainment of the non-GAAP operating profit or individual performance).

Multiplier

For 2021, a multiplier was applied to each NEO’s cash incentive bonus based on the level of attainment of stretch MBO Plan revenue and non-GAAP operating income, in accordance with the matrix below (the “2021 MBO Matrix”). The purpose of the multiplier matrix is to ensure pay-for-performance on a broader scale. The 2021 MBO Matrix was structured with a target MBO Plan revenue for the Company equal to $927 million and a target annual non-GAAP operating profit (expressed as a percentage of MBO Plan revenue) equal to 35% of MBO Plan revenue. Performance at target for each goal results in a multiplier of 1. Performance below target results in a reduction to the financial measure with no amount payable if the threshold revenue goal is not attained. Performance above the stretch target is considered extraordinary and results in a multiplier above 1 up to a maximum of 2. The Compensation Committee, however, retains the discretion to decrease the bonus that would otherwise be payable under the 2021 MBO Matrix.

For 2021, the MBO Plan revenue was $877.7 million and the non-GAAP operating profit was 33%, which yielded an MBO Plan multiplier of 0.828 based on the 2021 MBO Matrix. The Compensation Committee agreed with management’s recommendation to apply slight negative discretion to reduce the multiplier to 0.800 for the NEO cash incentive bonus calculations. The multiplier application by NEO is set forth in the section below titled “2021 Annual Cash Incentive Bonuses”.

2021 MBO Matrix (revenue in $ millions)

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2021 Operational Goals

Set forth below are the operational goals for purposes of the 2021 MBO Plan. The evaluation of each NEO’s individual performance under the MBO Plan was based on an evaluation of the individual officer’s efforts tied to these operational goals.

Operational Goals
Target	Outcome
Category: Execution in product commercialization and IP licensing

Secure key license agreements and deepen strategic partnerships with major customers

Complete key milestones around core growth and new strategic initiatives

Deliver key technology development milestones to support long term business growth

•Expanded TiVo Stream 4K footprint through additional retail distribution at Best Buy, Target and QVC

•Expanded Pluto TV offering with 33 new channels; and added AcornTV to the TiVo Stream 4K

•Completed important renewal with Google

•Delivered HD Radio on 24 new 2021 car models in the U.S. and Mexico

•Mercedes C-Class launched with DTS AutoStage in Europe, following the successful launch of the S-Class

•BMW launched BMW iX vehicles with DTS AutoSense in Europe

•Closed 50+ renewal agreements across legacy CE and Pay-TV business

•Implemented 25% Classic Guide rate increase

•IMAX Enhanced launched on Disney+

•Expanded IPTV offerings through our MobiTV acquisition and grew IPTV subscribers more than 5x year over year

•Established new targeted CTV product and opened direct sales channel for CTV

•Expanded TiVo+ content portfolio to 160+ channels including first direct studio deals

•Accelerated IPTV deployments and supported Cable One, Service Electric Cablevision, Blue Ridge, and Armstrong in launching IPTV services

•Engaged with 20 OEMs for DTS AutoStage and 14 OEMs for DTS AutoSense for launches starting with 2023 model year

•Substantially progress Perceive platform tools and entered customer beta evaluations

•Signed a license agreement with Hotwire Communications, one of the nation’s leading fiber optics telecommunications providers, for the TiVo IPTV platform

•Achieved ISO9001 certification for the design, development and deployment of software computer vision technologies, an important quality mark for the sell-in of DTS AutoSense solutions

Execution on key IP licensing goals

•Renewed agreement with Frontier, one of the top 10 traditional Pay-TV providers in the US

•Renewed and extended licenses with Cox, Sony, and TCL

•Signed a license with Yangtze Memory Technologies Co., Ltd. (YMTC), the first company to ship commercial 3D NAND product that incorporates hybrid bonding

•Progressed Micron licensing process toward closure in early 2022

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Category: Operational Excellence / Integration Goals

Successfully integrate a combined platform to execute on long term strategic goals; prepare for subsequent separation

Quantitative operational goals for Messrs. Andersen, Armaly, and Skaaden were established by our CEO. Overall performance against these objectives was assessed by the CEO at year-end.

•Significant completion and progress made with non-operational work streams related to integration and separation (Finance, IT, HR & Legal)

•Restructured product business into hybrid matrix with business focused market verticals & competency based horizontal functions

•Made significant video service improvements as part of multiyear IT service infrastructure plan

•Meaningful progress to standing up two separate businesses at scale

•95% achievement for Messrs. Andersen and Skaaden, and 100% achievement for Mr. Armaly

2021 Annual Cash Incentive Bonuses

Based on the above 2021 MBO Matrix and the negative discretion applied, the annual cash incentive bonuses under the 2021 MBO Plan paid to our NEOs were calculated as follows:

	Financial Goals		Operational Goals
	Achievement of Plan Revenue Goal (A) (1)	Company Achievement of Non-GAAP Operating Profit Goal (B)	Execution in Product Commercialization / IP Licensing (C)	Operational Excellence/ Integration Goals (C)	MBO Multiplier (D) (2)	Bonus Target $ (E)	Bonus Achieved [((A+B+C)*D)]*E
Jon Kirchner	58.98% (of 60%)	40% (of 40%)	---	---	0.8	$750,000	$593,880
Robert Andersen	29.49% (of 30%)	30% (of 30%)	---	38% (of 40%)	0.8	$307,500	$239,825
Samir Armaly	30.1% (of 30%)	30% (of 30%)	30% (of 30%)	10% (of 10%)	0.9	$550,000	$495,347
Geir Skaaden	29.49% (of 30%)	30% (of 30%)	17% (of 20%)	19% (of 20%)	0.8	$307,500	$234,905
(1)	The MBO Plan target with respect to the IP business MBO Plan revenue exceeded 100%.
(2)

Represents the multiplier as described above and the multiplier for Mr. Armaly was determined based on achievement over 100% relative to the IP business MBO Plan revenue and achievement relative to the full Company non-GAAP operating profit goal.

Sales Incentive Compensation Plan

Mr. Milne participates in the Commission Plan and is therefore not eligible to participate in the 2021 MBO Plan. The Commission Plan is designed to compensate employees who are engaged in sales activities for sales performance and to reward such employees for delivering early and often during the plan year. Under the Commission Plan, compensation is paid as an advance by the 45th day following the close of the quarter and is deemed earned after the Company recognizes revenue and receives payment from a customer.

Mr. Milne’s total commission target for 2021 was based on specified target revenue quotas and target quotas for new sales contracts. For 2021, Mr. Milne’s total target commission was $333,750, or 75% of his base salary. For the year ended December 31, 2021, Mr. Milne earned aggregate commission compensation under the Commission Plan in the amount of $328,795.

Long-Term Compensation

Our long-term equity incentive compensation program is intended to provide our executive officers with opportunities to participate in the appreciation of our stock price and to create unvested equity award value that will provide a

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financial incentive for executives to remain with and work for the continued success of the organization. Our long-term equity incentive award program is generally comprised of three equity award vehicles, although the mix of such awards granted by the Compensation Committee to our NEOs may vary from year to year based on the Compensation Committee’s determinations regarding the appropriate incentives for such year:

•	Stock Option Awards: Stock options align the interests of management and stockholders by rewarding increases in stockholder value.
•

Restricted Stock Unit Awards (“RSU”): RSUs are used primarily in new hire executive packages and as part of our annual compensation review process. RSUs increase or decrease in value just as a traded share of common stock will, aligning executives’ interests with stockholders’ interests.

•

Performance-Based Restricted Stock Unit Awards: Performance-based RSUs are provided to our CEO and select NEOs. These awards are earned upon the achievement of certain strategic pre-established milestones and / or specific annual financial goals and are intended to align a significant portion of the executives’ compensation to company performance.

2021 Equity Grants

The Compensation Committee determined that the annual equity awards granted to the NEOs in 2021 should consist of time-vesting RSU grants and performance-based RSU grants as set forth in the table below. The Compensation Committee determined that these two types of equity awards provided the appropriate balance of long-term incentives for our executive officers in 2021.

In setting the mix of the two types of equity awards for 2021, the Compensation Committee determined that a substantial portion of the equity grants should consist of awards that vest based on our performance, in the form of stock price appreciation. Accordingly, the Compensation Committee structured performance-based awards to account for 70% for Messrs. Kirchner’s and Armaly’s awards and 50% performance-based for all other executive annual equity awards.

The Compensation Committee believes that this positioning, combined with its mix of equity compensation reflects our commitment to pay for performance, with compensation above the median of our peers for exceptional performance and compensation below this level if our performance goals are not reached. The resulting target grant values were established based on market data, individual performance and criticality, and the retention value of current existing equity awards.

The Compensation Committee approved a total target dollar value for each NEO’s annual grants, which we refer to as the grant date target value, based on the market data and other factors described above, and the allocation of such value to each of the two forms of equity awards (70% performance-based RSUs and 30% time-vesting RSUs for Mr. Kirchner and Mr. Armaly, 50% / 50% mix of performance-based RSUs and time-based RSUs for all other NEOs). The actual number of performance-based RSUs and time-based RSUs granted on March 1, 2021 was calculated using the 30-day average stock price preceding the date of grant (dividing the applicable grant date target value by such stock price average to arrive at the target number of performance-based RSUs and the number of time-based RSUs).

Executive Officer	RSU - Time Vesting	RSU - Performance Vesting (Target)
Jon Kirchner	109,619	255,778
Robert Andersen	47,454	47,454
Samir Armaly	71,181	166,089
Matt Milne	83,045	35,591
Geir Skaaden	66,436	66,436

In addition to his annual grant, and as reflected in the Summary Compensation Table that follows this discussion, Mr. Milne was also awarded a one-time grant of 47,454 RSUs on March 1, 2021, in recognition of his performance tied to the closure of a multi-year strategic license agreement in Q4 of 2020. As disclosed in the 2020 proxy statement, Mr. Milne was eligible to receive compensation under the Commission Plan in connection with the revenue from the new

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Comcast license agreement that was closed in the fourth quarter of 2020. Based on the terms of the Commission Plan, the Compensation Committee applied negative discretion and reduced the total commission payment for the fourth quarter in 2020 to $1,000,000 and awarded Mr. Milne this one-time RSU grant in 2021 which is time-based and vests over a four-year period.

2021 Performance Award Vesting Criteria

The 2021 performance based RSU awards were structured to be based entirely on a three-year performance period (2021-2024) and are eligible to vest on a cliff basis, if at all, after three years based upon the achievement of a three-year stock price appreciation target along with a relative TSR modifier, as reflected below. We carefully set the performance award goals to be rigorous and ultimately serve to align management and our stockholders’ interests. The target was set at a level the Compensation Committee determined to be competitively challenging, with the maximum metric requiring a higher level of performance. Further, the vesting of the performance awards is conditioned upon the grantee remaining employed with the company through the vesting date, which is the third anniversary of the grant date.

The Compensation Committee structured the stock appreciation goal and TSR modifier to be based on a three-year measurement period, to enhance the long-term nature of the award and therefore incentivize sustained stock price performance, distinguish long-term incentive award and short-term incentive award goals and further align management with our long-term stockholder interests.

At the end of the 2021-2024 performance period, the Compensation Committee will determine the level of achievement of the stock price appreciation as well as the relative TSR achievement for the three-year performance period and then apply the resulting vesting factor to the grant amount to determine the total amount that will vest. Depending on the level of achievement, no shares will be issuable if performance is below threshold and twice the number of target shares will be issuable if maximum performance level is achieved.

The range of threshold, target and maximum levels (with linear interpolation) for the three-year stock price performance and resulting vesting are as follows:

Stock Price Appreciation	Payout (% of Target)	Required % Increase
$ 27.39	0%	<30%
$ 27.39	50%	30%
$ 29.50	100%	40%
$ 35.82	200%	70%

The performance measurement is based on the appreciation of the 30-day average stock price preceding the date of grant ($21.07).  The performance metric is based on the highest 30-day average price in the last six months of the three-year performance period.

The relative TSR assessment uses the Russell 2000 Index as the benchmark and it will be calculated over the same 3-year period and will adjust the final payout by +/- 20%.  The relative TSR performance to be determined using the 90-trading-day average share price prior to both the beginning and the ending of the performance period. Any payout will be limited to 100% if the absolute TSR is negative.

Payout modifier levels range from 80% to 120% for Xperi relative TSR percentile rank ranging from the 25th to the 75th percentiles as outlined in the following table.

Shares shall vest upon the Committee’s certification of stock price performance and relative TSR at the end of the performance period subject to each participant’s continued employment or consulting relationship with the Company

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through the end of the performance period.

Other Compensation

Employee Benefits

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate in the United States. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan in an amount equal to 50% of deferrals up to a maximum of 3% of the participant’s eligible annual compensation and subject to certain other limits. Employer contributions to the Plan are vested as follows: 50% after one year of service, and 100% after two years of service.

Perquisites and Other Personal Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. Mr. Armaly’s compensation package includes a monthly car allowance. Other than as described in this section, we generally do not provide any special perquisites or health or welfare benefits to our NEOs that are not available to all of our employees.

Post-Employment Compensation Arrangements

We have entered into change in control severance agreements and severance agreements with our NEOs to provide appropriate post-employment compensation arrangements in the event of certain terminations of employment, including in connection with a change in control of the Company. The Compensation Committee believes these types of agreements are essential in order to attract and retain qualified executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our stockholders. For details, see “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” below.

Other Compensation Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines that apply to our (a) CEO, each other executive officer of the Company within the meaning of Exchange Act Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, and each other employee that reports directly to our CEO (each, an “Executive”) and (b) all non-employee members of the Board of Directors (each, a “Non-Employee Director”). Each Executive will be expected to own shares of common stock of the Company with a market value equal to the following amounts for as long as he or she remains an Executive:

Title	Ownership Threshold
Chief Executive Officer	Three times (3x) base salary

Other Executives	One times (1x) base salary

Each Non-Employee Director will be expected to own common stock of the Company with a market value equal to three times (3x) the value of the Non-Employee Director’s annual cash retainer (excluding any annual cash retainer for committee membership or chairmanship) for as long as he or she remains a Non-Employee Director.

Insider Trading Policy

Our insider trading policy prohibits directors, executive officers, employees and all persons living in their households from trading any type of security, whether issued by the Company or other companies with which we do business,

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while aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Additionally, we restrict trading by our directors and executive officers, as well as other categories of employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, to specified quarterly trading windows. The Company also reserves the right to enforce a blackout period, and, in its sole discretion, as a result of a major transaction or a significant event which would constitute material nonpublic information. Furthermore, our insider trading policy requires that certain specified individuals meet with representatives of our legal department to confirm that they are not in possession of material non-public information prior to trading any security of the Company during open window periods. Our insider trading policy also prohibits directors, executive officers, employees and all persons living in their households from purchasing Company stock on margin, pledging Company stock to secure margin or other loans, short selling Company stock or buying or selling put or call options on Company stock, or entering into other derivative contracts or hedging contracts.

Clawback Policy

We have adopted a Compensation Recovery Policy, or a “clawback” policy, under which the Compensation Committee or the Board of Directors may require the reimbursement or forfeiture of incentive compensation from an executive officer in the event of restatement of the company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws. We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate governance. Under our clawback policy, the Compensation Committee or the Board of Directors may require reimbursement from the executive officer for incentive compensation. The amount of incentive compensation that may be recovered is the portion of any bonus paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the Company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation during the three year period prior to the date on which the Company is required to prepare an accounting restatement.

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits the pledging, trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors. Specifically, they may not, at any time:

•	trade in any puts, calls, covered calls or other derivative products involving company securities;
•	engage in any hedging or monetization transactions in a way that mitigates the full risk or rewards of ownership of the Company’s securities; or
•	hold company securities in a margin account or pledge company securities as collateral for a loan.

Risk Assessment

In the first quarter of 2021, management of the Company assessed its compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to the Compensation Committee. Based on its assessment, management recommended, and the Compensation Committee concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, the management and the Compensation Committee noted certain key attributes of its compensation policies and programs that help to reduce the likelihood of excessive risk taking, which also apply to the Company’s compensation program, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.
•	Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the Board of Directors.
•	Executive compensation is weighted more towards long-term equity compensation with the intention to discourage short-term risk taking.
•

The determination of executive incentive awards is based on a review of a variety of indicators of performance, including both financial and non-financial goals, reducing the risk associated with any single indicator of performance.

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•

Incentive payments (other than the Sales Incentive Compensation Plan as described below) are capped at no more than 200% of target, which provides executives an opportunity to earn larger awards by exceeding performance objectives, but that does not create excessive risk by providing unlimited upside opportunities.

•

The Sales Incentive Compensation Plan is designed to be tied to Xperi’s revenue and strategic operating goals and allows the Compensation Committee to exercise negative discretion for “windfall” deals.

•

The Company’s equity awards generally vest over four year periods or based upon the achievement of performance objectives over a period of three years. The multi-year vesting periods encourage focus on sustained earnings and mitigates risk taking in any one year.

•	The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.

Tax and Accounting Considerations

Deduction Limitation

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs.  While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.

Accounting Treatment

We account for stock-based awards to our employees under the rules of FASB ASC Topic 718, which requires us to record the compensation expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements

The Company provides for certain severance payments and benefits if an executive officer’s employment is involuntarily or constructively terminated. In addition, the Company provides enhanced severance payments and benefits if such a termination of employment occurs in connection with a change in control of the Company. Such severance payments and benefits are designed to alleviate the financial impact of an involuntary termination of employment through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. The Company believes that reasonable severance payments and benefits for those NEOs with whom we have entered into severance agreements are important because it may be difficult for these NEOs to find comparable employment within a short period of time following certain qualifying terminations of employment. The Company also believes these payments and benefits are a means of reinforcing and encouraging the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or a conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control payments and benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

The Company extends change in control payments and benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. These arrangements are intended to be competitive within our industry and company size and are necessary to attract highly qualified individuals and encourage them to remain employed with the Company. In making the decision to extend the benefits, the Compensation Committee relied on the assurances of its independent advisor that the programs are representative of market practice, both in terms of design and cost.

Employment Agreement with Jon Kirchner

Mr. Kirchner and Xperi Corporation entered into an Employment and Severance Agreement effective as of April 28, 2017 (the “Employment Agreement”) in connection with his appointment as Xperi Corporation’s CEO. The Employment Agreement established his base salary, incentive bonus and initial equity compensation and an initial

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term through June 1, 2020 with 12 month automatic renewals subject to timely notice of non-renewal and severance payments and benefits in connection with certain terminations.

Effective as of September 29, 2020, the Company and Mr. Kirchner entered into an amendment to the Employment Agreement pursuant to which extended. The amendment provides for the following material changes to the Employment Agreement:

•	the term was extended until June 1, 2024 (and continues to include a 12 month automatic renewal unless either party provides a timely notice of non-renewal);
•	Mr. Kirchner’s annual base salary was increased from $600,000 to $670,000;
•	Mr. Kirchner will be eligible to receive stock awards, subject to approval by the Compensation Committee of the Board of Directors of the Company, in accordance with the Company’s annual grant cycle.

The Compensation Committee believes that the Employment Agreement provides the Company with reasonable contractual protections and that making severance commitments to the Company’s CEO leads to stronger retention than if such payments and benefits were not offered.

The Employment Agreement provides the Company a balance of contractual protections in exchange for severance for Mr. Kirchner in the event of his termination of employment without cause and resignation for good reason, each as defined below. The Employment Agreement does not contain a single trigger provision that would generally allow him to voluntarily terminate his employment because of a change of control of the Company, nor does it entitle him to receive severance payments and benefits under the Employment Agreement solely as a result of change of control of the Company. The Compensation Committee structured the Employment Agreement in this fashion because it believes he should not be eligible to such payments and benefits absent other factors, such as a termination of employment without cause or resignation for good reason.

The Employment Agreement provides that, if Mr. Kirchner’s employment is terminated by the Company without cause or if he resigns for good reason, he will be entitled to receive the following severance payments and benefits:

•	a lump sum cash payment equal to 200% of his annual base salary;
•

200% multiplied by his target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination if such termination occurs more than 60 days prior to or more than 18 months following a change in control of the Company);

•	continuation of health benefits for a period of up to 24 months following the date of termination;
•

immediate acceleration of vesting of his outstanding equity awards that would have vested over the 12-month period following the date of his separation from service had he remained continuously employed during such period (with any performance awards that are eligible to be earned vesting based on performance for the fiscal year in which his termination occurs vesting at the target) (provided that if such termination occurs within 60 days prior to or within 18 months following a change in control of the Company, all of Mr. Kirchner’s unvested equity awards will vest (with performance awards vesting at target) on the later of the date of his termination or the date of the change in control); and

•	a post-termination exercise period for his outstanding stock options of 12 months from the date of termination, or, if earlier, the remaining life of the equity grants.

The post-employment payments benefits described above will be paid upon Mr. Kirchner’s execution of a general release of claims in favor of the Company and shall be subject to his continued compliance with the confidentiality and proprietary rights covenant set forth in the Employment Agreement.

Nonrenewal of the term by the Company so that the term is not extended for the additional 12 month renewal period will be deemed a termination of employment without cause and will result in the payments and benefits described above, while expiration of the term under any other circumstances will not be deemed a termination of employment without cause and will not give rise to any payments or benefits. The term of the Employment Agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such 18-month period.

70	XPERI - Proxy Statement

Severance Agreements

The Company has entered into severance agreements with Messrs. Andersen, Armaly, Milne and Skaaden. The terms of the agreements are through September 2023 plus a one-year automatic renewal, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety. Each term may be renewed by mutual agreement between the Company and the NEO.

Each of the severance agreements provides that, if the NEO’s employment is terminated by us without cause or if the executive resigns for good reason, the executive will be entitled to receive the following payments and benefits:

•	a lump sum cash payment equal to 100% of the NEO’s annual base salary;
•

the NEO’s target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination); and

•	continuation of health benefits for a period of 12 months following the date of termination.

The severance payments and benefits described above will be paid upon the NEO’s execution of a general release of claims in favor of the Company and shall be subject to the NEO’s continued compliance with the confidentiality and proprietary rights covenant set forth in the severance agreement.

In connection with Mr. Armaly’s termination of employment on March 1, 2022, the Company entered into a Separation Agreement and Release with Mr. Armaly, dated February 18, 2022 (the “Separation Agreement”).   Pursuant to the Separation Agreement, Mr. Armaly received the following severance benefits:

•	Accelerated vesting of 372,244 of Mr. Armaly’s outstanding performance and time-based restricted stock units;
•	Continued health benefits provided by the Company for a period of up to 12 months; and
•	Annual bonus for calendar year 2021 in the amount of $495,347.

The severance payments and benefits were paid upon Mr. Armaly’s execution of a general release of claims in favor of the Company and are subject to continued compliance with the confidentiality and cooperation covenants set forth in the Separation Agreement.

Change in Control Severance Agreements with Messrs. Andersen, Armaly, Milne and Skaaden

The Company has entered into change in control severance agreements with Messrs. Andersen, Armaly, Milne and Skaaden. The terms of the agreements are through September 2023 plus a one-year automatic renewal, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety; provided, that the term of each agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such period.

Each of the change in control severance agreements provide that, if the NEO’s employment is terminated by us without cause or if the executive resigns for good reason, in either case, within 60 days prior to or within 18 months following a change in control, the executive will be entitled to receive the following payments:

•	a lump sum cash payment equal to 100% of the NEO’s annual base salary;
•	the NEO’s target annual bonus for the calendar year in which termination occurs;
•	continuation of health benefits for a period of up to 12 months following the date of termination; and
•

immediate acceleration of vesting of the NEO’s outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents) as of the later of the date of termination or the date of such change in control.

The severance benefits described above will be reduced by any severance benefits payable under their severance agreements and will be paid upon the NEO’s execution of a general release of claims in favor of the Company and shall be subject to the NEO’s continued compliance with the confidentiality and proprietary rights covenant set forth in the change in control severance agreement.

XPERI - Proxy Statement	71

Defined Terms

For purposes of the Employment Agreement and the severance agreements and the change in control severance agreements, “cause” means, generally, an executive’s gross negligence or willful misconduct in the performance of his duties, the executive’s willful and habitual neglect of or failure to perform his duties, the executive’s commission of any material act of fraud, dishonesty or financial or accounting impropriety with respect to our Company which results in a personal benefit to the executive, the executive’s failure to cooperate with us in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by our Board of Directors or the Audit Committee of the Board of Directors, the executive’s conviction of or plea of guilty or nolo contender to felony criminal conduct (other than moving vehicle violations), the executive’s material violation of our confidentiality and proprietary rights agreement or any similar agreement with the Company, or the executive’s material breach of any obligation or duty under the agreement or any written employment or other written policies of our Company.

For purposes of the Employment Agreement and the severance agreements and the change in control severance agreements, “good reason” means, generally, a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation or target bonus opportunity, unless such a reduction is imposed across-the-board to senior management, a material change in the geographic location at which the executive must perform his duties, or any other action that constitutes our material breach of the agreement.

For purposes of the Employment Agreement and the change in control severance agreements, “change in control” is generally defined as:

•

a merger or consolidation in which the Company is a party, or the sale of all or substantially all of the Company’s assets, in either case other than a transaction that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or

•	the acquisition by any person of beneficial ownership of the Company’s securities representing more than 50% of the total combined voting power of the Company.

2020 Equity Incentive Plan

We routinely grant our executive officers stock awards pursuant to our 2020 Equity Incentive Plan. In the event of a change of control, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards, the vesting of each outstanding award shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

March 9, 2022

COMPENSATION COMMITTEE

CHRISTOPHER SEAMS, CHAIR

DAVID HABIGER

DANIEL MOLONEY

XPERI - Proxy Statement	73

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2021 Summary Compensation of NEOs

Summary Compensation Table

The table below sets forth, for the fiscal years ended December 31, 2021, 2020 and 2019, the salary and bonus earned by and other compensation paid to our NEOs. The reported compensation includes compensation earned pursuant to compensation programs adopted by Xperi Corporation (for Messrs. Kirchner, Andersen and Skaaden) and TiVo Corporation (for Messrs. Armaly and Milne) prior to June 1, 2020 and compensation earned under compensation programs adopted by the Company from June 1, 2020 to December 31, 2021 for all NEOs.

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total($)

Jon Kirchner	2021	736,667	—	8,901,693	—	593,880	9,600	10,241,840
Chief Executive Officer	2020	629,137	—	7,306,046	—	1,005,000	63,256	9,003,439
	2019	600,000	—	2,729,764	—	334,231	11,720	3,675,715
Robert Andersen	2021	410,000	—	2,223,647	—	239,825	9,600	2,883,072
Chief Financial Officer	2020	392,509	—	2,313,050	—	368,385	43,257	3,117,201
	2019	377,512	—	1,444,428	—	158,766	11,717	1,992,423
Samir Armaly (7)	2021	550,000	—	5,780,301	—	495,347	19,200	6,844,848
President, IP Licensing	2020	506,250		9,453,282		1,006,500	19,666	10,985,698
Matt Milne	2021	444,960	—	2,668,991	—	328,795	9,600	3,452,346
Chief Revenue Officer	2020	444,960		1,982,615	—	1,201,755	9,893	3,639,223
	2019	444,960	750,000	1,005,023	—	275,241	15,515	2,490,739
Geir Skaaden	2021	410,000	—	3,113,125	—	234,905	9,600	3,767,630
Chief Products and Services Officer	2020	392,509	—	2,313,050	—	301,350	39,228	3,046,137
	2019	376,680	—	902,796	—	157,397	11,715	1,448,588

(1)

All the NEOs were appointed executive officers of the Company effective June 1, 2020, the effective date of the Merger.  Prior to the Merger, Messrs. Kirchner, Andersen and Skaaden were executive officers of Xperi Corporation and Mr. Milne was an executive officer of TiVo Corporation.

(2)

Includes amounts deferred under the Company’s 401(k) Plan, the Xperi Corporation 401(k) Plan or the TiVo Corporation 401(k) Plan as applicable, each a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.

(3)

The amount of the 2021 annual cash incentive compensation payable is based on attainment of the corporate performance goals as reported in the "Non-Equity Incentive Compensation" column. For 2019, the amount reflected in the column represents the retention bonus paid to Mr. Milne under TiVo Corporation’s Executive Retention Bonus Plan.

(4)

The dollar amount reported in the Stock Awards column is equal to the aggregate grant-date fair value of the time-based and performance-based restricted stock unit awards made during each reported fiscal year, calculated in accordance with FASB ASC Topic 718, without taking into account any estimated forfeitures related to service-vesting conditions. The assumptions used in the calculation of the FASB ASC Topic 718 grant-date fair value of each such award are set forth in Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For time-based restricted stock unit awards, the grant date fair value was determined using the closing share price of the Company’s common stock on the date of grant. The grant date fair value of performance-based restricted stock unit awards that vest based on Company stock price appreciation was estimated utilizing the Monte Carlo valuation model, using the fair value of the Company’s common stock with the effect of market conditions on the date of grant, and assumes the performance goals will be attained. The grant-date fair values of the 2021 performance-based restricted stock unit awards assuming maximum attainment of the performance goals are as follow:

Grant Date Fair Value at Maximum Attainment ($)
Jon Kirchner	13,177,683
Robert Andersen	2,444,830
Samir Armaly	8,556,905
Matt Milne	1,833,648
Geir Skaaden	3,422,783

(5)

Represents the annual cash incentive compensation, which is based on the level of attainment of corporate performance goals payable under the MBO Plan (with respect to NEOs other than Mr. Milne) and under the Sales Incentive Compensation Plan for Mr. Milne.

(6)	For each of the NEOs, the amounts in the “All Other Compensation” column for fiscal year 2021 consists of the following payments and benefits paid by the Company to or on behalf of the NEOs.

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Name	401(k) Employer Match ($)	Life Insurance Premiums ($)	Car Allowance ($)	Total ($)
Jon Kirchner	8,700	900	-	9,600
Robert Andersen	8,700	900	-	9,600
Samir Armaly	8,700	900	9,600	19,200
Matt Milne	8,700	900	-	9,600
Geir Skaaden	8,700	900	-	9,600

(7)	Mr. Armaly’s employment with the Company terminated effective as of March 1, 2022.

Grants of Plan-Based Awards

The table below sets forth information concerning grants of plan-based awards in 2021 to our NEOs.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number	All Other Option Awards: Number	Exercise or Base Price of Option	Grant Date Fair Value of
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#) (3)	of Securities Underlying Options (#)	Awards ($)	Stock and Option Awards ($) (4)
Jon Kirchner	3/1/2021	3/1/2021	—	—	—	—	255,778	511,556	109,619	—	—	8,901,693
	3/1/2021	3/1/2021	—	750,000	1,500,000	—	—	—	—	—	—	—
Robert Andersen	3/1/2021	3/1/2021	—	—	—	—	47,454	94,908	47,454	—	—	2,223,647
	3/1/2021	3/1/2021	—	307,500	615,000	—	—	—	—	—	—	—
Samir Armaly	3/1/2021	3/1/2021	—	—	—	—	166,089	332,178	71,181	—	—	5,780,301
	3/1/2021	3/1/2021	—	550,000	1,100,000	—	—	—	—	—	—	—
Matt Milne	3/1/2021	3/1/2021	—	—	—	—	35,591	71,182	83,045	—	—	2,668,991
	3/1/2021	3/1/2021	—	—	—	—	—	—	—	—	—	—
Geir Skaaden	3/1/2021	3/1/2021	—	—	—	—	66,436	132,872	66,436	—	—	3,113,125
	3/1/2021	3/1/2021	—	307,500	615,000	—	—	—	—	—	—	—

(1)

These awards were granted under the Company’s MBO Plan for NEOs other than Mr. Milne whose award was granted under the Company’s Sales Incentive Compensation Plan. There are no threshold amounts for any NEO and there is no maximum amount for Mr. Milne. See further details in the “Executive Compensation Components – Annual Performance-Based Cash Incentive Bonuses - 2021 Annual Cash Incentive Bonuses” section of the Compensation Discussion and Analysis section above

(2)

For 2021, represents performance-based restricted stock unit awards that vest based on Company stock price appreciation. The performance-based RSUs are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described in the “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements” section of the Compensation Discussion and Analysis section above.

(3)

Reflects time-based restricted stock unit awards that vest as follows: 25% of the shares subject to the equity awards will vest annually following the grant date of the award, to the extent the NEO continues in service as an employee, consultant or director of the Company on the vesting dates. The restricted stock unit awards are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described and referenced under “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements" section of the Compensation Discussion and Analysis section.

(4)

The amounts reflected in this column represent the grant date fair value, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and does not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the grant date fair value is calculated for the stock and option awards, please see Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.  For time-based restricted stock unit awards, the grant date fair value was determined using the closing share price of the Company’s common stock on the date of grant. The grant date fair value of performance-based restricted stock unit awards that vest based on Company stock price appreciation was estimated utilizing the Monte Carlo valuation model, using the fair value of the Company’s common stock with the effect of market conditions, and assumes the performance goals will be attained at target.

XPERI - Proxy Statement	75

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information concerning the number and value of unexercised stock options and unvested stock awards held by the NEOs at December 31, 2021:

Name	Grant Date	Option Awards (1)				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Jon	02/14/13	39,716	—	$19.34	02/14/23	—	—	—	—
Kirchner	03/13/14	31,518	—	$19.24	03/13/24	—	—	—	—
	07/28/20	—	—	—	—	85,242	1,611,927	265,196	5,014,857
	03/01/21	—	—	—	—	109,619	2,072,896	255,778	4,836,762
Robert	01/02/14	39,000	—	$19.73	01/01/24	—	—	—	—
Andersen	04/27/18	—	—	—	—	10,000	189,100	—	—
	03/01/19	—	—	—	—	31,774	600,847	—	—
	07/28/20	—	—	—	—	45,956	869,028	61,274	1,158,692
	03/01/21	—	—	—	—	47,454	897,356	47,454	897,356
Samir	03/01/15	22,750	—	$54.69	03/01/22	—	—	—	—
Armaly	03/01/16	11,220	—	$51.52	03/01/23	—	—	—	—
	07/28/20	—	—	—	—	110,294	2,085,660	343,137	6,488,721
	03/01/21		—		—	71,181	1,346,033	166,089	3,140,743
Matt	07/01/18	—	—	—	—	3,171	59,964	—	—
Milne	07/01/19	—	—	—	—	15,433	291,839	—	—
	07/28/20	—	—	—	—	39,390	744,865	52,521	993,173
	03/01/21	—	—	—	—	83,045	1,570,381	35,591	673,026
Geir	02/13/13	3,142	—	$18.65	02/13/23	—	—	—	—
Skaaden	03/13/14	—	—	—	—	—	—	—	—
	04/27/18	—	—	—	—	10,000	189,100	—	—
	03/01/19	—	—	—	—	19,860	375,553	—	—
	07/28/20	—	—	—	—	45,956	869,028	61,274	1,158,692
	03/01/21	—	—	—	—	66,436	1,256,305	66,436	1,256,305

(1)

Stock option awards have a ten-year term from the grant date for Messrs. Kirchner, Andersen and Skaaden and a seven-year term from the grant date for Mr. Armaly. All stock option awards vest as follows: 1/4th of the shares subject to the equity awards will vest annually following the grant date, to the extent the NEO is employed with or retained as a consultant by the Company on the vesting dates. All stock option awards are subject to acceleration of vesting pursuant to agreements entered into with the respective NEO as described and referenced under “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements” section of the Compensation Discussion and Analysis section above.  Equity awards listed for Messrs. Kirchner, Andersen and Skaaden for periods prior to June 1, 2020 were granted by Xperi Corporation, and equity awards listed for Mr. Armaly were granted by TiVo Corporation, all of which were assumed by the Company in connection with the Merger.

(2)

The RSU awards (other than the RSU awards granted on April 27, 2018) vest as follows: 25% of the shares subject to the equity awards will vest annually following the grant date, to the extent the NEO continues in service as an employee, consultant or director of the Company on the vesting dates. For RSU awards granted on April 27, 2018, 25% of the shares vest on the first anniversary of the grant date, then on each of March 1, 2020-2022 thereafter. All time-based restricted stock awards are subject to acceleration of vesting pursuant to agreements entered into with the respective NEO as described and referenced under the “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements” section of the Compensation Discussion and Analysis section above.  Equity awards listed for Messrs. Kirchner, Andersen and Skaaden for periods prior to June 1, 2020 were granted by Xperi Corporation, and equity awards listed for Messrs. Armaly and Milne were granted by TiVo Corporation, all of which were assumed by the Company in connection with the Merger.

(3)

This value is based on the December 31, 2021 closing price of our common stock of $18.91 as reported by the NASDAQ Global Select Market and for the performance-based RSUs granted to the NEOs, at 100% of target.

(4)

Represents performance-based RSUs granted to the NEOs. The goals and objectives set by the Compensation Committee for the release of these RSUs are described in the “Equity Incentive Awards” section of the Compensation Discussion and Analysis section above. The performance-based RSUs are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described in the “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements” section of the Compensation Discussion and Analysis section above.

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Option Exercises and Stock Vested

The table below sets forth information concerning the number of shares acquired on exercise of option awards and vesting of stock awards in 2021 and the value realized upon vesting by such officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Jon Kirchner	—	—	66,471	1,382,927
Robert Andersen	—	—	48,707	1,018,631
Samir Armaly	—	—	36,765	754,013
Matt Milne	—	—	29,025	615,546
Geir Skaaden	—	—	40,249	840,175

(1)	Amounts realized from the vesting of stock awards are calculated by multiplying the number of shares that vested by the fair market value of a share of our common stock on the vesting date.

PENSION BENEFITS

We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees.

NONQUALIFIED DEFERRED COMPENSATION

We do not offer nonqualified deferred compensation.

XPERI - Proxy Statement	77

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL TERMINATION

The following table summarizes potential change in control and severance payments benefits to be received by each NEO in the event of (1) a termination of employment as a result of the NEO’s resignation for good reason or termination of employment by us other than for cause, and (2) such a termination within 60 days prior or 18 months following a change in control of the Company. The table assumes that the termination and change in control, if applicable, occurred on December 31, 2021. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $18.91, which represents the closing market price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2021, the last trading day of 2021. The following table reflects the payments and benefits that would have arisen under the Employment Agreement and the severance and change in control severance agreements in effect with the NEOs on December 31, 2021.

Name	Benefit Type	Payment in the Case of a Resignation for Good Reason or a Termination Other Than for Cause ($)		Payment in the Case of a Resignation for Good Reason or a Termination Other Than for Cause, if Within 60 Days Prior or 18 Months Following a Change in Control ($)
Jon Kirchner	Cash Payments	3,000,000	(1)	3,000,000	(1)
	Value of Stock Award Acceleration	1,055,533	(2)	13,536,440	(3)
	Value of Health Benefits	146,720	(4)	146,720	(4)
Robert Andersen	Cash Payments	717,500	(5)	717,500	(5)
	Value of Stock Award Acceleration	—		4,612,376	(3)
	Value of Health Benefits	35,877	(6)	35,877	(6)
Samir Armaly (7)	Cash Payments	1,100,000	(5)	1,100,000	(5)
	Value of Stock Award Acceleration	—		13,061,156	(3)
	Value of Health Benefits	40,725	(6)	40,725	(6)
Matt Milne	Cash Payments	778,710	(5)	778,710	(5)
	Value of Stock Award Acceleration	—		4,333,245	(3)
	Value of Health Benefits	40,725	(6)	40,725	(6)
Geir Skaaden	Cash Payments	717,500	(5)	717,500	(5)
	Value of Stock Award Acceleration	—		5,104,981	(3)
	Value of Health Benefits	41,367	(6)	41,367	(6)

(1)

Cash payment is payable in a lump sum amount equal to 200% multiplied by the sum of (A) the NEO’s base salary at the time of termination, plus (B) the NEO’s target annual bonus for the calendar year provided that in the event termination occurs more than 60 days prior to the Change in Control or more than 18 months following a Change in Control, such bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination. Because the termination is deemed to occur on December 31, 2021, the full target bonus is reflected in the table and no proration has been applied.

(2)

Represents the value of those stock awards that would vest over the 12-month period following December 31, 2021 and stock awards with performance-based vesting scheduled to be measured with respect to the fiscal year ending December 31, 2021 being deemed satisfied at target based on the difference between the exercise or purchase price, if any, and $18.91, which was the closing price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2021.

(3)

Represents the value of all stock awards and all stock awards with performance-based vesting being deemed satisfied at target that would vest upon such termination based on the difference between the exercise or purchase price, if any, and $18.91, which was the closing price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2021.

78	XPERI - Proxy Statement

(4)	Represents the estimated cost of 24 months of continued health coverage.
(5)

Cash payment is payable in a lump sum equal to 100% of the sum of (A) the NEO’s base salary plus (B) the NEO’s target annual bonus for the calendar year provided that in the event termination occurs more than 60 days prior to the Change in Control or more than 18 months following a Change in Control, such bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination. Because the termination is deemed to occur on December 31, 2021, the full target bonus is reflected in the table and no proration has been applied.

(6)	Represents the estimated cost of 12 months of continued health coverage.
(7)

Mr. Armaly’s employment terminated on March 1, 2022.  The severance benefits he received in connection with the termination are as described above in the section titled “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements – Severance Agreements”.

CEO PAY RATIO DISCLOSURE

Rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (as subsequently defined by the SEC under Item 402(c)(2)(x) of Regulation S-K) require us to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of the “median compensated” employee of all our employees other than our CEO. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

To identify our median employee from our employee population in 2021, we compared the base pay and annual incentive awards of our employees as reflected in our records for 2021. This compensation measure was consistently applied to all our employees included in the calculation. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2021 for hourly employees and actual salary paid for our remaining employees. We also annualized the compensation of any permanent employees who were hired during 2021 and were working for us on December 1, 2021. Base pay and annual incentive amounts for our employees outside the U.S. were converted to U.S. dollars using the average currency exchange rates for the year in each country. We determined that, as of December 1, 2021 our employee population consisted of approximately 1903 individuals, with 973 employees in the United States and 930 employees outside the United States. In determining our employee population, we excluded our employees in Australia (3 employees), France (1 employee), Germany (3 employees), Hong Kong (2 employees),  , Mexico (2 employees), Netherlands (1), and Singapore (6 employees) (a total of 18 individuals) pursuant to the de minimis exemption provided under SEC rules.

The fiscal 2021 annual total compensation for the median employee was calculated at $124,260, and the annual total compensation of our CEO, Jon Kirchner, was $10,241,840. Therefore, the ratio of annual total compensation of our Chief Executive Officer to our median employee for fiscal 2021 was 82 to 1.

XPERI - Proxy Statement	79

Proposal 4—Advisory Vote to Approve Executive Compensation

This proxy statement includes extensive disclosure regarding the compensation of our named executive officers under the headings “Compensation Discussion and Analysis” and “Compensation of Executive Officers.” Section 14A of the Exchange Act, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires us to submit to our stockholders a nonbinding advisory resolution to approve the compensation of the named executive officers disclosed in this proxy statement, commonly referred to as a say-on-pay vote. When determining how often to hold a stockholder advisory vote to approve executive compensation, the Board of Directors took into account the strong preference for an annual vote expressed by stockholders of Xperi Corporation at the 2017 Annual Meeting. Accordingly, the Board of Directors determined that we will hold an annual advisory stockholder vote to approve the compensation of our named executive officers until the next say-on-pay frequency vote.

VOTING AND BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors has approved the submission of the following resolution to the Company’s stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the 2022 Proxy Statement pursuant to Item 402 of Regulation S-K, including the disclosure under the headings ‘Compensation Discussion and Analysis’ and ‘Compensation of Executive Officers,’ is hereby approved.”

As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain talented executives that will drive the Company’s financial, operational and strategic objectives while creating long-term stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus awards, long-term equity incentive awards and time- based equity awards. Base salary is intended to provide a baseline level of compensation for our named executive officers. The remaining types of compensation, which in the aggregate represent the majority of our named executive officers’ target total compensation opportunities, tie compensation directly to the achievement of corporate and individual objectives, increases in our stock price, or both.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the compensation of the named executive officers as disclosed in this proxy statement.

The stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company, the Board of Directors, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote “FOR” approval of the foregoing resolution.

80	XPERI - Proxy Statement

Proposal 5—Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

FEES FOR PROFESSIONAL AUDIT SERVICES

The following is a summary of fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020:

	Fiscal Year 2021		Fiscal Year 2020
Audit Fees(1)	$4,650,000		$5,613,500
Audit-Related Fees(2)	2,571,000	(6)	1,826,000	(6)
Tax Fees(3)	724,000	(6)	2,366,000	(6)
All Other Fees(4)	243,000		155,000
Total Fees(5)	$8,188,000		$9,960,500

(1)

Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years.

(2)

Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees.”

(3)	Represents the aggregate fees billed for tax compliance, advice and planning.
(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”
(5)	Fees billed in the pre-merger period in fiscal 2020 represent services for Xperi Corporation.
(6)	Consists primarily of services in connection with the planned separation of the Product and IP Licensing businesses.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

Before an independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by

XPERI - Proxy Statement	81

PricewaterhouseCoopers LLP during the years 2021 and 2020 were pre-approved by the Audit Committee (or by the audit committee of Xperi Corporation for the pre-merger period in 2020) in accordance with the pre-approval policy described above.

VOTING AND BOARD OF DIRECTORS’ RECOMMENDATION

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

82	XPERI - Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.xperi.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’ qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2021 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, as amended (Communication with Audit Committees), as modified or supplemented. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the Audit Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company and the Company’s management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

February 17, 2022

AUDIT COMMITTEE

LAURA DURR, CHAIR

DANIEL MOLONEY

  CHRISTOPHER SEAMS

XPERI - Proxy Statement	83

Certain Relationships and Related Transactions

Since January 1, 2021, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above and the agreements and transactions described below.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

Pursuant to our restated certificate of incorporation and bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Pursuant to our restated certificate of incorporation and bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our restated certificate of incorporation and bylaws provide that our Board of Directors may authorize the advancement of expenses for the defense of any action for which indemnification is required or permitted. Our restated certificate of incorporation and bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

84	XPERI - Proxy Statement

PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

As provided by the Company’s written Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis, and approve any related party transaction. The Company’s written Code of Business Conduct and Ethics Policy requires that all directors, officers and employees make appropriate disclosure of any situation that could give rise to a conflict of interest to the Company’s Chief Legal Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2021, Messrs. Seams, Habiger and Moloney served as members of the Compensation Committee. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries during their appointment on the Compensation Committee. In addition, during the year ended December 31, 2021, none of our executive officers served as a member of the Board of Directors or Compensation Committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

XPERI - Proxy Statement	85

Stockholder Proposals for the 2023 Annual Meeting of Stockholders

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2023 Annual Meeting of Stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary and received at our principal executive offices at the address set forth above no later than November 16, 2022 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

Our Amended and Restated Bylaws, as amended to date, also provide for separate advance notice requirements to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

Other Matters

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our Annual Report on Form 10-K for the year ended December 31, 2021. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, are available free of charge on our website at www.xperi.com or you can request a copy free of charge by calling Investor Relations at 408-321-6000 or sending an e-mail request to investor@xperi.com. Please include your contact information with the request.

By Order of the Board of Directors

XPERI HOLDING CORPORATION

Sincerely,

PAUL E. DAVIS

Secretary

San Jose, California

March 16, 2022

86	XPERI - Proxy Statement

Appendix A

FORM OF PLAN AMENDMENT TO

XPERI HOLDING CORPORATION

2020 EQUITY INCENTIVE PLAN

The Xperi Holding Corporation 2020 Equity Incentive Plan (the “Plan”) is hereby amended, effective as of ___________, 2022.

1.	Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 16,800,000 shares; provided, however, that each Share issued under the Plan pursuant to a Full-Value Award shall reduce the number of available Shares by one and one-half (1.5) shares.  Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is 16,800,000.

2.	Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect immediately prior to such amendment shall continue in full force and effect.

IN WITNESS WHEREOF, Xperi Holding Corporation has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer as of the date set forth below.

Xperi Holding Corporation

By:

Title:

Date:

XPERI - Proxy Statement	A-1

Appendix B

FORM OF PLAN AMENDMENT TO

XPERI HOLDING CORPORATION

2020 EMPLOYEE STOCK PURCHASE PLAN

The Xperi Holding Corporation 2020 Employee Stock Purchase Plan (the “Plan”) is hereby amended, effective as of _________, 2022.

1.	Section 13(a) of the Plan is hereby amended in its entirety to read as follows:

Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 8,000,000 shares.  If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

2.	Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect immediately prior to such amendment shall continue in full force and effect.

IN WITNESS WHEREOF, Xperi Holding Corporation has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer as of the date set forth below.

Xperi Holding Corporation

By:

Title:

Date:

XPERI - Proxy Statement	B-1

XPERI r adeia       dts.   HRadio  IMAX ENHANCED    TiVo  XPERI HOLDING CORPORATION 3025 ORCHARD PARKWAR SAN JOSE, CA 95134-2017   Your Vote Counts! XPERI HOLDING CORPORATION 2022 Annual Meeting Vote by April 28, 2022 11:59 PM ET  You invested in XPERI HOLDING CORPORATION and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy material for the stockholder meeting to be held on April 29, 2022.  Get informed before you vote View the Notice & Proxy Statement, Annual Report on Form 10K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 15, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  PV  For complete information and to vote, visit www.ProxyVote.com  Control #       Smartphone users Point your camera here and vote without entering a control number  Vote in Person at the Meeting* April 29, 2022 7:30 AM PDT  Cambria Hotel 26400 Rondell Street Calabasas, CA 91302   * Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors    Nominees: 1a. Darcy Antonellis  For 1b. Laura J. Durr  For 1c. David C. Habiger  For 1d. Jon Kirchner  For 1e. Daniel Moloney  For 1f. Tonia O'Connor  For 1g. Raghavendra Rau  For 1h. Christopher A. Seams  For 2. To approve an ammendment to 2020 Equity Incentive Plan.  For 3. To approve an ammendment to 2020 Employee Stock Purchase Plan.  For 4. To hold an advisory vote to approve the compensation of the Company's named executive officers;and  For 5. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2022.  For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

XPERI

adeia. dts HD Radio IMAX ENHANCED TiVo

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/28/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/28/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Darcy Antonellis	☐	☐	☐
1b. Laura J. Durr	☐	☐	☐
1c. David C. Habiger	☐	☐	☐
1d. Jon Kirchner	☐	☐	☐
1e. Daniel Moloney	☐	☐	☐
1f. Tonia O'Connor	☐	☐	☐
1g. Raghavendra Rau	☐	☐	☐
1h. Christopher A. Seams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000537865_1 R1.0.0.24

0000537865_2 R1.0.0.24  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com  XPERI HOLDING CORPORATION  Annual Meeting of Stockholders  April 29, 2022 7:30 AM PDT  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Jon Kirchner and Robert Andersen, or either of them, as proxies, each with  the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the  reverse side of this ballot, all of the shares of common stock of XPERI HOLDING CORPORATION that the  stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, PDT on April  29, 2022, at Cambria Hotel, 26400 Rondell Street, Calabasas, CA 91302, and any adjournment or postponement  thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is  made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side

0000537865_2 R1.0.0.24  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com  XPERI HOLDING CORPORATION  Annual Meeting of Stockholders  April 29, 2022 7:30 AM PDT  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Jon Kirchner and Robert Andersen, or either of them, as proxies, each with  the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the  reverse side of this ballot, all of the shares of common stock of XPERI HOLDING CORPORATION that the  stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, PDT on April  29, 2022, at Cambria Hotel, 26400 Rondell Street, Calabasas, CA 91302, and any adjournment or postponement  thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is  made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side